Exhibit 4.11

CLIFFORD CHANCE US LLP

Dated as of 22 July, 2015

PARINA LEASING LIMITED,
as Lessor

and

LATAM AIRLINES GROUP S.A.,
as Lessee

LEASE AGREEMENT MSN 6698 One (1) Airbus A321-200 Aircraft with manufacturer’s serial number 6698, its associated Engines and Chilean Registration mark CC-BEE

Certain rights, title and interests of the Lessor in and to this Lease Agreement have been, or will be, assigned to and are, or will be, subject to a security interest in favor of Wilmington Trust Company (the “Loan Trustee”) as loan trustee for the Secured Parties. This Lease Agreement has been executed in multiple counterparts. The counterpart to be deemed the original counterpart contains a receipt therefor executed by the Loan Trustee on its signature page.

EXHIBITS

Exhibit I	–	Form of Lease Supplement MSN 6698
Exhibit II	–	Form of Acceptance Certificate

ANNEX

Annex A	–	Definitions
Annex B	–	Permitted Jurisdictions

i

THIS LEASE AGREEMENT MSN 6698 dated as of 22 July, 2015 (this “Lease”) is between PARINA LEASING LIMITED an exempted company incorporated under the laws of the Cayman Islands, as lessor (the “Lessor”), and LATAM AIRLINES GROUP S.A. (formerly having the legal name LAN Airlines S.A. and doing business as LAN Airlines), a company organized under the laws of the Republic of Chile, as lessee (the “Lessee”).

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement Assignment, the Lessor will acquire certain rights under the Purchase Agreement in respect of the Aircraft and as more fully described in the Lease Supplement; and

WHEREAS, pursuant to the terms and conditions of this Lease, the Lessor has agreed to lease the Aircraft to the Lessee.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.          Definitions and Construction. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Annex A hereto for all purposes of this Lease and this Lease shall be interpreted in accordance with the rules of construction set forth in Part II of Annex A hereto.

Section 2.          Agreement to Lease.

(a)          Delivery. The Lessor hereby agrees on the Delivery Date, subject to (i) the purchase of the Aircraft by the Lessor pursuant to the Purchase Agreement Assignment and (ii) the satisfaction or waiver of the conditions precedent with respect to the Aircraft set forth in Section 3.02 of the Participation Agreement, to lease to the Lessee hereunder, and the Lessee hereby agrees to accept delivery of, and to lease from the Lessor hereunder, the Aircraft, whereupon the Term shall commence. The Lessee acknowledges and agrees that at all times during the Term, title to the Aircraft (including the Manuals and Technical Records) shall remain vested in the Lessor and that the Lessee’s interest in the Aircraft is, and at all times shall remain, subordinate and subject to the Lien of the Loan Trustee under the Security Documents.

(b)          Acceptance. The Lessee hereby agrees that the execution and delivery by the Lessee of an Acceptance Certificate in the form attached as Exhibit II hereto shall, without further act, irrevocably constitute acceptance by the Lessee of the Aircraft under this Lease.

Section 3.          Term and Rent.

(a)          Term. Subject to acceptance of the Aircraft as provided in Section 2, the Term shall commence on the Delivery Date and end on the final scheduled Basic Rent Payment Date unless earlier terminated pursuant to the provisions hereof. The Lessee hereby agrees to lease from the Lessor the Aircraft for the Term applicable thereto.

(b)          (i) Basic Rent. On the Delivery Date, the Lessee agrees to pay the Lessor the Initial Basic Rent Installment in Dollars. In addition, the Lessee agrees to pay the Lessor rent in Dollars in arrears on each Basic Rent Payment Date occurring during the Term, in each case in an amount equal to the Basic Rent.

For all purposes of this Lease, the rent payable on each Basic Rent Payment Date occurring during the Term applicable thereto shall be equal to the sum of (x) the unpaid “Series A Installment” set forth in Schedule 1 to the Lease Supplement for such Basic Rent Payment Date (y) the unpaid “Series B Installment” set forth in Schedule 1 to the Lease Supplement for such Basic Rent Payment Date; provided, that if the Lessee receives written notice that the interest rate on any series of Equipment Notes has increased pursuant to the related Registration Rights Agreement (as defined in the Intercreditor Agreement), such Basic Rent will be increased as provided in such Registration Rights Agreement and as notified to the Lessee (the “Basic Rent”).

Each installment of Basic Rent payable on any Basic Rent Payment Date shall in all events be in an amount that is at least equal to the amount payable by the Lessor to the Noteholders under the Indenture in respect of the scheduled principal of, and interest on, the Equipment Notes (including any increase in the rate of such interest pursuant to either Registration Rights Agreement) on such Basic Rent Payment Date for the Aircraft.

Schedule 1 to the Lease Supplement has been prepared on the basis of the following assumptions:

(A)         the Delivery Date of the Aircraft will occur on 29 July 2015;

(B)         the Aircraft will remain on lease throughout the Term; and

(C)         the Lessor issues all of the Equipment Notes with respect to the Aircraft as contemplated by Financing Agreements.

If any of the assumptions above proves to be incorrect for any reason, including, without limitation, as a result of the issuance of Additional Series Equipment Notes, a refinancing or redemption of the Equipment Notes in accordance with the Financing Agreements, or a change or adjustment of the Debt Rate from time to time for such period(s), and in such amounts and circumstances, as provided in Section 2(d) of either Registration Rights Agreement, the Lessor, the Lessee and the Loan Trustee shall agree on a replacement Schedule 1 to the Lease Supplement calculated by reference to actual amounts or facts determined in accordance with the Financing Agreements.

(ii) Supplemental Rent. The Lessee also agrees to promptly pay the Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent as the same shall become due and owing.

(c)          Accelerated Rent. Notwithstanding anything to the contrary in this Lease, in the event that the Lessor redeems or is required to redeem in whole or in part, outstanding Equipment Notes under the Indenture on any date, the Lessee shall pay on such date the amount corresponding to such amount redeemed plus accrued and unpaid interest thereon plus any Supplemental Rent (including Make-Whole Amount, if any) due and payable on such date in connection with the Indenture.

(d)          Manner of Payment. All Rent and other sums payable hereunder shall be paid in accordance with Section 2.03 of the Indenture on the date payment is due, or, in the case of any Supplemental Rent, if such date is not a Business Day, then on the next succeeding Business Day, and if payment is made on such next succeeding Business Day, no interest shall accrue thereon, in Dollars (or, in the case of any Supplemental Rent denominated in a currency other than Dollars, in the relevant currency) and in immediately available funds (or such other funds as are from time to time customary for the settlement of international banking transactions in Dollars or other relevant currency in New York City or other relevant jurisdiction of such other currency). All payments of Rent to the Lessor and all other amounts payable hereunder by the Lessee to the Lessor shall be paid to the account of the Loan Trustee specified in Section 2.03 of the Indenture or such account as the Lessor may specify from time to time in writing not less than ten (10) Business Days prior to the date on which the relevant amount is payable; provided that prior to any amounts being paid to such alternative account, such alternative account will be subjected to a valid charge in favor of the Loan Trustee.

(e)          Rights to Terminate.

(i)          The Lessee shall have the right at its option to terminate this Lease with respect to the Aircraft during the Term, at any time after the Delivery Date, if it makes a good faith determination that it would be unlawful in any applicable jurisdiction for the Lessor to lease the Aircraft to the Lessee or for the Lessee to perform its obligations as contemplated by this Lease or any Financing Agreement, in which case the Lessee may, by written notice to the Lessor and the Loan Trustee elect to immediately terminate the lease of the Aircraft pursuant to this Lease, the date of any such notice being the “Adverse Change End Date”, provided, however, that the Lessee shall simultaneously exercise the termination option with respect to each Related Aircraft pursuant to and in accordance with Section 3(e)(i) of each Related Lease also affected by the circumstances described above (each, an “Affected Related Aircraft”). Any termination of the Lease pursuant to this Section 3(e)(i) shall become effective as set forth in clause (iii) below.

(ii)         If the Lessee shall elect to issue a notice in accordance with Section 3(e)(i), on the Adverse Change End Date, the Lessee shall pay to the Lessor (x) all accrued but unpaid Basic Rent and Supplemental Rent to such date of termination, (y) an amount sufficient to discharge the Lessor’s obligations in respect of the Aircraft under Section 2.10 of the Indenture, including payment of the outstanding principal amount of the Equipment Notes and all accrued and unpaid interest thereon and (z) all other amounts then owing by the Lessor or the Lessee under the Financing Agreements relating to the Aircraft and, with respect to any Affected Related Aircraft, all Related Secured Obligations in respect of each Affected Related Aircraft.

(iii)        Upon full and final payment to the Lessor and Loan Trustee of the amounts described in Sections 3(e)(ii) above, and compliance by the Lessee with all other applicable provisions of this Section 3(e) and, in circumstances where the Lessee is exercising its termination option pursuant to Section 3(e)(i) above only, provided no Lease Event of Default has occurred and is continuing, the Lessor will transfer to the Lessee all of the Lessor’s right, title and interest in and to the Aircraft (including any warranties relating thereto and assigned to the Lessor pursuant to the Airframe Warranties Agreement and the Engine Warranties Agreement), in “AS-IS, WHERE-IS” condition, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS WITH REGARD TO THE CONDITION OR TITLE OF THE AIRCRAFT (INCLUDING THE STATE, DESCRIPTION, QUALITY, AIRWORTHINESS OR FITNESS OF THE AIRCRAFT), AND ALL OBLIGATIONS AND LIABILITIES OF THE LESSOR HEREUNDER WITH RESPECT TO CONSEQUENTIAL DAMAGES THEREFROM, AND ALL RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE, EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE WITH RESPECT THERETO THE USE OR OPERATION OF THE AIRCRAFT AND ANYTHING GIVEN OR SOUGHT TO BE IMPLIED FROM ANYTHING SAID OR WRITTEN IN THE NEGOTIATIONS BETWEEN THE PARTIES HERETO OR THEIR REPRESENTATIVES PRIOR TO ENTERING INTO THIS AGREEMENT WITH RESPECT THERETO. ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, AIRWORTHINESS OR FITNESS OF THE AIRCRAFT IS EXPRESSLY EXCLUDED, INCLUDING BUT NOT LIMITED TO: (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF PATENTS, LICENSES OR THE LIKE, OR ANY OTHER INTELLECTUAL PROPERTY; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM EACH PARTY’S OR ITS ASSIGNS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND (v) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO LESSEE OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF WHATEVER DESCRIPTION. In connection with such transfer, the Lessee shall prepare and the Lessor shall execute, all in form recordable in the Government of Registry, a bill of sale evidencing such transfer, the termination of this Lease and such other documents (including the discharge of the Lien of the Aircraft Security Documents with respect to the Aircraft) as the Lessee may reasonably request, all at the expense of the Lessee. Upon a transfer of the Aircraft by the Lessor pursuant to and in accordance with Section 3(e) of this Lease, this Lease shall terminate.

(iv)        Except as set forth in Section 3(e)(i) above, Section 5(a) or upon compliance with Section 9 in connection with an Event of Loss, neither the Lessor nor the Lessee shall have any right to terminate this Lease prior to the scheduled end of the Term.

(f)          Absolute Obligation. The obligation of the Lessee to pay Rent hereunder shall be absolute and unconditional as more fully set forth in Section 11.

Section 4.          Treatment of Manufacturer’s Warranties. None of the provisions of this Section 4, any other provision of this Lease or the Indenture shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer or the Engine Manufacturer or any subcontractor or supplier of the Manufacturer or the Engine Manufacturer with respect to the Aircraft, the Airframe, any Engine or any Part, forming a part of or installed on or attached to the Aircraft, the Airframe or any Engine or to release the Manufacturer or the Engine Manufacturer or any such subcontractor or supplier from any such representation, warranty or obligation. So long as no Lease Event of Default shall have occurred and be continuing, the Lessee shall have the benefit of and shall be entitled to enforce (as it shall deem appropriate), either in its own name or in the name of the Lessor (at the cost of the Lessee and in respect of which enforcement the Lessee hereby agrees to indemnify the Lessor) for the use and benefit of the Lessee during the Term by way of revocable license (provided that the Lessor shall not revoke such license until a Lease Event of Default occurs and shall reinstate such license in the event such Lease Event of Default is cured), any and all dealer’s, manufacturer’s or subcontractor’s credits, guarantees, indemnities, warranties or other benefits, if any, available to the Lessor in respect of the Aircraft, the Airframe, any Engine or any Part; provided, that the Lessee shall not be entitled to modify, amend or otherwise alter any of the foregoing without the prior written consent of the Loan Trustee except in circumstances where such modification, amendment or alteration could not reasonably be expected to have a Material Adverse Effect in relation to the Lessor or any Secured Party, and the Lessor agrees at the Lessee’s expense to do, execute and deliver such further acts, deeds, matters or things as may be reasonably requested by the Lessee to enable the Lessee to obtain customary warranty service furnished for the Aircraft, any Engine or any Part by such dealer, manufacturer or subcontractor or any supplier as aforesaid or to exercise any other rights in relation to any of the foregoing benefits, and any moneys recovered from such enforcement shall be promptly paid to, and retained by, the Lessee; provided further, that if a Default or Lease Event of Default shall have occurred and be continuing, any such moneys payable to the Lessee shall instead be paid to the Lessor as security for, and applied to, the obligations of the Lessee under the Financing Agreements in such order as the Lessor shall elect and, at such time as no Default or Lease Event of Default shall be continuing, to the extent not so applied, promptly paid to the Lessee. The Lessee hereby acknowledges the provisions of the Purchase Agreement Assignment and the Engine Warranty Agreement and of the security interests granted to the Loan Trustee in respect of the Lessor’s rights, title and interests in and to the Purchase Agreement and the Engine Agreement created by the Financing Agreements.

Section 5.          Purchase Option; Return of Aircraft.

(a)          Purchase Option. Provided that this Lease has not otherwise terminated, the Lessee shall have the right:

(i)          on the scheduled expiry of the Term, to purchase the Aircraft on such date for a purchase price equal to the sum of $100 plus all Basic Rent that is accrued and due and payable as of such date but is unpaid in respect thereof, all Supplemental Rent (including Make-Whole Amount, if any) then due and payable by the Lessee hereunder, an amount sufficient to discharge the Lessor’s obligations in respect of the Aircraft under the Indenture and all other amounts then due and payable by the Lessor or the Lessee under the Financing Agreements relating to the Aircraft (such sum, the “Purchase Option Price”); provided that the Lessee shall simultaneously exercise the purchase option with respect to each Related Aircraft pursuant to and in accordance with Section 5(a)(i) of each Related Lease and, in connection therewith, has paid in full all Related Secured Obligations in respect of each Related Aircraft. The Lessee may exercise the purchase option under this Section 5(a)(i) and Section 5(a)(i) of each Related Lease by providing written notice to the Lessor and the Loan Trustee, not less than 90 days prior to the earliest to occur of the scheduled expiry date of this Lease and the scheduled expiry date of each Related Lease, and

(ii)          at any time, to purchase the Aircraft for a purchase price equal to all Basic Rent that is accrued and due and payable as of the date of final payment in full thereof, all Supplemental Rent (including Make-Whole Amount, if any) then due and payable by the Lessee hereunder, an amount sufficient to discharge the Lessor’s obligations in respect of the Aircraft under the Indenture (including without limitation all amounts owed by the Owner pursuant to Section 2.10(b) of the Indenture) and all amounts then due and payable by the Lessor or the Lessee under the Financing Agreements relating to the Aircraft (such sum, the “Voluntary Purchase Option Price”); provided that the Lessee shall simultaneously exercise the purchase option with respect to each Related Aircraft pursuant to and in accordance with Section 5(a)(ii) of each Related Lease and, in connection therewith, has paid in full all Related Secured Obligations in respect of each Related Aircraft. The Lessee may exercise the purchase option under this Section 5(a)(ii) and Section 5(a)(ii) of each Related Lease by providing written notice to the Lessor and the Loan Trustee at least 15 days’ prior to the purchase date.

(b)          Purchase Procedure; Termination. In connection with the purchase of the Aircraft pursuant to (a)(i) and (ii) above, upon payment to the Lessor of the Purchase Option Price or the Voluntary Purchase Option Price (as applicable) and provided that the Lessee shall have simultaneously exercised the purchase option with respect to each Related Aircraft pursuant to and in accordance with Section 5(a)(i) or (ii) of each Related Lease and, in connection therewith, has paid in full all Related Secured Obligations in respect of each Related Aircraft, the Lessor will transfer to the Lessee all of the Lessor’s right, title and interest in and to the Aircraft (including any warranties relating thereto and assigned to the Lessor pursuant to the Airframe Warranties Agreement and the Engine Warranty Agreement), in “AS-IS, WHERE-IS” condition, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND. THE LESSEE HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER EXPRESS OR IMPLIED WARRANTIES, CONDITIONS OR REPRESENTATIONS WITH REGARD TO THE CONDITION OR TITLE OF THE AIRCRAFT (INCLUDING THE STATE, DESCRIPTION, QUALITY, AIRWORTHINESS OR FITNESS OF THE AIRCRAFT), AND ALL OBLIGATIONS AND LIABILITIES OF THE LESSOR HEREUNDER WITH RESPECT TO CONSEQUENTIAL DAMAGES THEREFROM, AND ALL RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING OUT OF LAW OR OTHERWISE WITH RESPECT THERETO THE USE OR OPERATION OF THE AIRCRAFT AND ANYTHING GIVEN OR SOUGHT TO BE IMPLIED FROM ANYTHING SAID OR WRITTEN IN THE NEGOTIATIONS BETWEEN THE PARTIES HERETO OR THEIR REPRESENTATIVES PRIOR TO ENTERING INTO THIS AGREEMENT WITH RESPECT THERETO. ANY STATUTORY OR OTHER WARRANTY, CONDITION, DESCRIPTION OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE STATE, QUALITY, AIRWORTHINESS OR FITNESS OF THE AIRCRAFT IS EXPRESSLY EXCLUDED, INCLUDING BUT NOT LIMITED TO: (i) ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS; (ii) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (iii) ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF PATENTS, LICENSES OR THE LIKE, OR ANY OTHER INTELLECTUAL PROPERTY; (iv) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM EACH PARTY’S OR ITS ASSIGNS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND (v) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO LESSEE OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF WHATEVER DESCRIPTION. In connection with such transfer, the Lessee shall prepare and the Lessor shall execute, all in form recordable in the Government of Registry, a bill of sale evidencing such transfer, the termination of this Lease and such other documents (including the discharge of the Lien of the Aircraft Security Documents with respect to the Aircraft) as the Lessee may reasonably request, all at the expense of the Lessee. Upon a purchase of the Aircraft by the Lessee pursuant to and in accordance with Sections 5(a) and (b) of this Lease and Section 5(a) of each Related Lease, this Lease shall terminate.

(c)          Return of Aircraft; Condition Upon Return. Unless the Lessee shall have acquired title to the Aircraft pursuant to Section 5(a) hereof or Section 3(e) hereof, the Lessee will, upon the termination or expiration of this Lease with respect to the Aircraft (other than following an Event of Loss), at its own risk and expense, cause the Airframe for the Aircraft together with the Manuals and Technical Records therefor to be delivered to the Lessor in accordance with Sections 5(d), 5(e), 5(f) and 5(g), fully equipped with the two related Engines (or engines of the same manufacturer or of another manufacturer, of the same or an improved model (it being understood that such engines on the Aircraft shall be of the same model and suitable for installation and use on the Airframe and have a value, marketability, remaining useful life and utility at least equal to, and being in as good operating condition as, the Engines leased by the Lessee, assuming such Engine was in compliance with Section 7(c) of this Lease)), duly installed thereon. At the time of such return, (A) the Aircraft shall have a valid Certificate of Airworthiness, (B) the Airframe and the Engines or engines shall be free and clear of all Liens (other than Permitted Liens or other Liens arising under or in connection with any Security Document), (C) the Airframe and the Engines or engines shall be in as good operating condition as when originally accepted by the Lessee under this Lease, ordinary wear and tear excepted, and in proper operating condition for scheduled revenue passenger and cargo flights as provided in this Section 5(c), Section 7(c) and Section 8 and (D) the Aircraft shall, except as otherwise provided herein, be in substantially the same configuration and have installed the same or equivalent avionics and other equipment, safety equipment and appurtenances as when the Aircraft was originally delivered to the Lessee hereunder (it being agreed that the records of the Manufacturer, including the Purchase Agreement and the Manuals and Technical Records, shall be prima facie evidence thereof). Upon such return, in addition to the specific return provisions set forth in this Section 5(c), the Airframe shall be fresh from the next scheduled “C” or “C4” Check (or its equivalent) sufficient to clear the Aircraft for operation until the next scheduled full and complete zonal, systems, and structural check under the Approved Maintenance Program, and the major components shall have 100% of the hours, cycles or time (whichever is more limiting) in each case remaining until the next anticipated engine refurbishment, overhaul or inspection requiring removal and the Engines shall have cleared a recently completed scheduled shop visit or overhaul equivalent thereto (or such lesser scheduled shop visit or overhaul as acceptable to the Lessor). At the time of such return, the Lessee shall also at its own expense (i) transfer or cause to be transferred, or reassign or cause to be reassigned, to the Lessor to the extent then possible all warranties and performance guaranties obtained by the Lessee with respect to the Aircraft together with all documents related thereto that may be required to effect such transfer or reassignment; and (ii) if requested by the Lessor, obtain an export certificate of airworthiness (if available) for, and obtain or submit any applicable approval, permit, license or report for the re-export and physical removal of, the Aircraft from the Aviation Authority and deregister the Aircraft from the registry maintained by the Government of Registry. If the Lessee fails to remove the registration or to obtain the export certificate of airworthiness or such re-export approval, permit or license as provided above, the Lessor may do so at the cost and expense of the Lessee and, in such event, the Lessee shall upon demand reimburse the Lessor for the cost thereof. The Lessee hereby irrevocably appoints the Lessor, upon such failure of the Lessee, as its true and lawful attorney-in-fact, with full power of substitution, in the Lessee’s name or otherwise, to carry out the provisions of this Section 5(c) and to take any action and to execute or file any instrument necessary to accomplish the purposes of this Section 5(c). If any other of the foregoing requirements shall not be satisfied at the time of return, the Lessee shall (at the Lessor’s election) either promptly remedy any deficiency or make a payment fully compensating the Lessor for the remedy of such deficiency. If requested by the Lessor, the Lessee shall perform a flight test demonstration, at the Lessee’s expense and during normal business hours, for a period of not more than two hours at any airport referred to in Section 5(d). Personnel designated by the Lessor may participate in such demonstration flight. A pilot selected by the Lessor may accompany the Lessee’s pilot and occupy the observer’s seat during such demonstration. The purpose of the demonstration flight will be to ascertain that all systems and their components are functioning satisfactorily and, in the event they are not so functioning, they will be corrected by the Lessee or provision made therefor by the Lessee.

(d)          Place of Redelivery; Storage Upon Return. The Aircraft shall be returned pursuant to Section 5(c) at any airport (as designated by the Lessor acting on the instructions of the Loan Trustee in its sole discretion) that is an airport in the continental United States of America where the Aircraft may safely land, and the Lessee shall retain the risk of loss for the Aircraft, Airframe, Engines and Parts until they are returned in conformity with the provisions of this Lease at such airport.

(e)          Return of Engines. In the event that any engine not owned by the Lessor shall be delivered with the Airframe as set forth in Section 5(c), such engine shall be in the condition required pursuant to the terms of this Lease (including, without limitation, the conditions specifically set forth in Section 5(g), and the Lessee shall, concurrently with such delivery, at its own expense, furnish the Lessor with a bill of sale covering such engine, including full warranty as to title, and thereupon the Lessor will transfer to the Lessee, on an “as-is, where-is” basis, without recourse or warranty, all of the Lessor’s right, title and interest in and to any Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

(f)          Fuel, Manuals. Upon the return of the Aircraft, each fuel tank and oil tank shall contain the same quantity of fuel or oil as was contained in the fuel and oil tanks when the Aircraft was delivered to the Lessee on the Delivery Date. Upon the return of the Aircraft, the Lessee shall deliver to the Lessor at least one original or certified copy of all Manuals and Technical Records and such other additional records as would be necessary for the FAA to issue an unrestricted certificate of airworthiness, transport category, for the Aircraft and if any thereof are not in English, certified English translations thereof.

(g)          Specific Return Provisions. Prior to the return of the Airframe or any Engine, the Lessee agrees that, at the Lessee’s sole expense:

(i)          The Lessee shall, in accordance with the Lessee’s normal procedures, and in a good, workman-like manner, either remove or paint over its (or any of sublessee’s) exterior and interior markings and prepare the Airframe or such Engine to receive the livery indicated by the Lessor. The Lessee shall clean and treat any mild and moderate corrosion and correct all severe and exfoliated corrosion in accordance with the Manufacturer’s structural repair manual or other Manufacturer’s approved documents;

(ii)         the Lessee shall permanently repair all impact damage to the Airframe or such Engine (regardless of cause) which exceeds the Manufacturer’s limits in accordance with the Manufacturer’s approved instructions;

(iii)        the Lessee shall perform a full borescope inspection (and, if requested by the Lessor, a maximum power assurance test) on such Engine with the Lessor’s representatives entitled to be present and the Lessee shall provide evidence satisfactory to the Lessor reflecting the correction of any discrepancies from the guidelines set out by the Manufacturer which may be discovered during such inspection;

(iv)        if the Airframe or any Engine historical and maintenance records or trend monitoring data indicate a rate of acceleration in performance deterioration of the Airframe or any Engine which is higher than normal based on the Lessee’s maintenance experience in operating the Airframe or such Engine, the Lessee shall, prior to return, correct such conditions which exceed the Lessee’s or the Manufacturer’s maintenance manual tolerances;

(v)         the Lessee shall carry out the final completion of all deferred maintenance items, pilot log book reports, and Service Bulletins as required in Section 7 and shall comply with all Airworthiness Directives issued by the Aviation Authority applicable to Airbus model A321-200 aircraft or engines of the same model as the Engines which become due on or before the date of return;

(vi)        the installed APU at the time of return to the Lessor shall be in good operating condition, shall have remaining at least 3,000 hours and 3,000 cycles before the next scheduled heavy maintenance and shall have a borescope inspection performed in accordance with the Manufacturer’s approved procedures and satisfactory evidence shall be provided to the Lessor reflecting the correction of any discrepancies found during such inspection;

(vii)       except as otherwise provided in this Section 5, all installed life-limited components of the Airframe and such Engines (including the landing gear, brakes and tires) shall have remaining an average of at least 50% (mid-life) of their full allotment of hours/cycles between scheduled overhauls or removals and all calendar limited Parts shall have an average of 50% remaining until their next scheduled overhaul or removal; provided, that in the event that such life-limited or calendar limited components on average shall have less than 50% of their full allotment of hours/cycles or time remaining, as the case may be, the Lessee may, at its sole option, satisfy its obligations under this Section 5(g) by paying to the Lessor an amount equal to the product of (A) a fraction the numerator of which is the difference between the average of the hours/cycles or time remaining and one-half of the hours/cycles or time remaining to the next scheduled removal or overhaul and the denominator of which is the average of the total hours/cycles or total time to the next scheduled removal or overhaul and (B) the cost of removing or overhauling such components (as reasonably determined by the Loan Trustee);

(viii)      upon return of the Aircraft, the Engines shall be installed on the Aircraft, and upon return of any Engine, such Engine shall be in good operating condition and capable of certificated, full rated performance without limitations throughout the entire operating envelope and shall have remaining an average of at least 50% of the full allotment of cycles/hours (whichever shall be the more limiting factor) to their next scheduled shop visit (as measured by its most limiting component) and shall have been maintained in accordance with the Lessee’s Approved Maintenance Program. If the number of cycles/hours remaining for any Engine upon its return is less than so specified, the Lessee shall pay the Lessor a price per cycle/hour to be agreed between the Lessor and the Lessee reflecting the then current costs of restoring such Engine to the condition required. If the Lessor and the Lessee fail to agree, the price per cycle/hour shall be determined by the average of the quotes submitted by two FAA licensed and certified major overhaul facilities in the United States (one selected by the Lessor and one by the Lessee);

(ix)         the Aircraft will comply with all outstanding mandatory orders, directives and instructions affecting the Aircraft as issued by the Aviation Authority, which have an effective date for compliance on or before the date ninety (90) days after the return date to the Lessor. In the event the Lessee has obtained a waiver or deviation from the Aviation Authority from having to comply with such mandatory orders, directives and instructions, the Lessee will, irrespective of such waiver or deviation, comply with all such mandatory orders, directives and instructions covered by such waiver or deviation prior to return to the Lessor;

(x)          all vendor and Manufacturer’s no-charge service bulletin kits ordered and received by the Lessee for the Airframe or such Engine but not installed therein shall be returned with the Airframe or such Engine as part of the Airframe or Engine at the time of return, and shall be loaded by the Lessee as cargo on board the Aircraft;

(xi)         the Lessee shall obtain all necessary approvals of any Government Body (including, without limitation, any required export license and any required approval from the Aviation Authority) in order to re-export the Aircraft, the Airframe or any Engine from the Government of Registry and to de-register the Aircraft or the Airframe from the registry maintained by the Aviation Authority;

(xii)        the Lessee shall pay all Taxes, duties and other charges or fees levied or imposed in connection with the repossession and re-export of the Aircraft, the Airframe or any Engine and the importation of the Aircraft, the Airframe or such Engine into the United States; and

(xiii)       the Lessee shall transfer or reassign to the Lessor to the extent then possible all warranties and performance guaranties obtained by the Lessee with respect to the Aircraft, the Airframe or such Engine together with all documents related thereto that may be required to effect such transfer or reassignment.

(h)          Right to Use Approved Maintenance Program. The Lessee shall give the Lessor or any subsequent purchaser or lessee, of the Aircraft, the Airframe or any Engine the right to use the Approved Maintenance Program, including one set of work (task) cards for the Aircraft, the Airframe or such Engine in order that the Aircraft, the Airframe or such Engine may continue to be maintained in the same manner as maintained by the Lessee or that the transition of the Aircraft, the Airframe or such Engine into another maintenance program can be accomplished. After return of the Aircraft, the Airframe or such Engine to the Lessor, the Lessee will not be required to provide any revision service for, or update of, the Approved Maintenance Program, including, without limitation, updated task cards, for a period greater than two years.

(i)          All of the Foregoing. The Lessor and the Lessee agree that all of the foregoing provisions of this Section 5 are commercially reasonable.

Section 6.          Liens. The Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title thereto or any interest therein or in or to this Lease or any other Financing Agreement or any of its rights hereunder or thereunder, other than Permitted Liens. The Lessee shall promptly, at its own expense, take such action as may be necessary to duly discharge or satisfy (by bonding or otherwise) any Lien that is not a Permitted Lien if the same shall arise at any time.

Section 7.          Registration, Maintenance, Operation; and Possession.

(a)          Registration. The Lessee shall, at its sole cost and expense, cause at all times the Aircraft to be duly certified as to airworthiness in accordance with the Applicable Laws of Chile, and to be duly registered with the Aviation Authority in the name of LATAM Airlines Group S.A. as operator and the Lessor as owner of the Aircraft and noting the Lien of the Local Mortgage in favor of the Loan Trustee, to the fullest extent permitted by Applicable Law, and, subject to the Lessee’s rights under Section 7(b) shall at all times maintain or procure the maintenance of such registration. Unless otherwise provided in the Participation Agreement or this Lease, the Lessee shall not, at any time during the Term, take any action, or fail to take any action, which action or failure might cause such airworthiness and registration to cease to be in full force and effect or to be revoked, withdrawn or suspended. Without limiting the generality of the foregoing, the Lessee at all times during the Term shall ensure, at the Lessee’s sole cost and expense, that prior to the expiration thereof, the Certificate of Airworthiness and Certificate of Registration for the Aircraft is renewed or maintained by the Aviation Authority. Without limiting the generality of Section 11, the Lessor shall take, and shall cooperate with the Lessee to take, at the Lessee’s sole cost and expense all actions necessary to permit and maintain such registration and to permit the Lessee to receive copies of all correspondence and communications to and from the Aviation Authority. Except as expressly permitted by the Financing Agreements, the Lessee shall not, during the Term, take any action which may cause deregistration of the Aircraft, or the Local Mortgage registered with the Aviation Authority.

(b)          Re-registration. At any time after the Aircraft has been registered under the Applicable Laws of Chile pursuant to the provisions of Section 7(a), so long as no Default or Lease Event of Default shall have occurred and be continuing, the Lessee may, at its option and at its sole cost and expense, in connection with a sublease permitted under Section 7(e) hereof cause the Aircraft to be duly re-registered in the name of the Lessor, or, if required by Applicable Laws, in the name of the Lessee or a Permitted Sublessee (as applicable, expressly as operator, lessee or charterer) and noting the interest of the Lessor (and, if permitted under Applicable Laws, noting the interest of the Loan Trustee), in any of the countries set forth on Annex B hereto (each, a “Permitted Jurisdiction”), and satisfaction of any conditions imposed thereby and provided further, that, (a) under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, there shall exist no rights in favor of any Permitted Sublessee or any other Person under the laws of the jurisdiction of the re-registration that would, upon bankruptcy or other default by such Permitted Sublessee, prevent the deregistration, re-export and return of the Aircraft to the Lessor in accordance with and as permitted by the terms of Section 5 upon the exercise by the Lessor of its remedies under Section 14, other than such rights as are no more disadvantageous to the Lessor than the rights in favor of the Lessee or any Permitted Sublessee or any third party if such bankruptcy or other default occurred while the Aircraft was registered under the law of Chile, or other Permitted Jurisdiction, as applicable, (b) the Lessor shall be recognized as the owner of the Aircraft, (c) there shall be no disability under the Applicable Laws of the jurisdiction of re-registration at the date of re-registration to the practical exercise of the rights and remedies provided for in the Security Documents, this Lease or in any Financing Agreement to which the Lessee or the relevant Permitted Sublessee is at the time of re-registration a party in respect of the Aircraft or the Lien of the Security Documents, and the practical realization by the Lessor of the benefits of this Lease will be available under such Applicable Laws, (d) all filings, recordations, registrations and other actions necessary under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, in order to establish, protect and perfect the Lessor’s title to the Aircraft and its rights under this Lease, and the Loan Trustee’s and the Secured Parties’ rights and Liens under the Security Documents, shall have been made, and the Loan Trustee shall have a first priority Lien on the Aircraft and the Lease, (e) under the Applicable Laws of the jurisdiction in which the Aircraft is to be registered, the rights of the Lessor under this Lease and the rights and Liens of the Loan Trustee and the Secured Parties under the Security Documents shall be enforceable in the jurisdiction of re-registration, (f) in the opinion of the Lessor (acting reasonably), the standards in respect of airworthiness and maintenance applied in the state where the Aircraft is to be re-registered are no less stringent than those applied by the FAA; (g) such re-registration shall not result in any Tax for which the Lessee is not required to indemnify, (h) no Secured Party shall be required to qualify to do business in such jurisdiction as a result of such re-registration, (i) no Liens (other than Permitted Liens) shall arise as a result of such re-registration, (j) the insurance required by Section 10 shall be in full force and effect subsequent to such re-registration, and (k) such Permitted Sublessee) shall have executed and delivered a Subordination Agreement to the Loan Trustee; provided further, that the Lessee shall provide to the Lessor and the Loan Trustee (1) an opinion of independent counsel to the Lessee reasonably acceptable to the Lessor and the Loan Trustee addressed to the Lessor and the Loan Trustee to the effect set forth in clauses (b) through (h) and as to the enforceability of the Subordination Agreement referred to in clause (k) (it being understood that the conditions set forth in such clauses shall be deemed satisfied if such opinion is provided) and (2) evidence of insurance reasonably satisfactory to the Lessor and the Loan Trustee. All reasonable costs, expenses and fees of the Lessor or any Secured Party and all other charges in connection with any such re-registration shall be paid by the Lessee.

(c)          Maintenance. The Lessee shall, at the Lessee’s cost and expense:

(i)          establish or cause the establishment of a maintenance program for Airbus A321-200 model aircraft and for engines of the same models as the Engines (and Replacement Engines) approved by the Aviation Authority (collectively, the “Approved Maintenance Program”), and ensure that all service, inspection, maintenance, modification, storage, repair and overhaul of each Aircraft is performed in accordance with such Approved Maintenance Program by a maintenance facility approved by the Aviation Authority and by the FAA as an FAA Part 145 or FAR-145 Approved Maintenance Organization (an “Approved Maintenance Facility”); provided that (A) all Manuals and Technical Records shall be kept in the English language (B) the Lessee shall submit the Approved Maintenance Program to the Lessor and the Loan Trustee upon approval thereof by the Aviation Authority and shall promptly advise the Lessor and the Loan Trustee of any material subsequent changes to such Approved Maintenance Program by issuing revisions thereof approved by the Aviation Authority to the Lessor and the Loan Trustee, and (C) upon any return of the Aircraft pursuant to the terms hereof, the Aircraft shall be capable of qualifying immediately for the issuance of a Certificate of Airworthiness for commercial passenger and cargo transport;

(ii)         keep the Airframe, each Engine and each Part in good operating and serviceable condition and repair, ordinary wear and tear excepted, and in such condition (including maintenance of the Manuals and Technical Records) as necessary to enable all applicable airworthiness certifications of each Aircraft to be maintained in full force and effect and good standing at all times under the Applicable Laws of the Government of Registry except when the Aircraft is undergoing service, maintenance, modification, overhaul, testing or repairs as required or permitted hereunder;

(iii)        promptly furnish the Lessor, upon request, with such information as may be required to enable the Lessor to file any report required to be filed by the Lessor with any Government Body because of the Lessor’s ownership of the Aircraft or the Lessor’s lease of the Aircraft hereunder, as the case may be;

(iv)        maintain, inspect, service, store, repair, modify and overhaul the Airframe, each Engine and each Part: (A) to comply with all warranty requirements pursuant to the Purchase Agreement or the Engine Agreement, as the case may be, (B) in accordance with the Manufacturer’s and Engine Manufacturer’s repair manuals, (C) pursuant to the Approved Maintenance Program and (D) in a manner that does not discriminate against the Aircraft, the Airframe or any Engine when compared the highest applicable standard (including the prompt performance of Service Bulletins, mandatory Manufacturer’s directives and Airworthiness Directives) applied by the Lessee with regard to similar aircraft owned, operated or leased by the Lessee;

(v)         procure and maintain in effect with the Manufacturer and the Engine Manufacturer a revision service, if any, for all Manuals and Technical Records, and maintain the Manuals and Technical Records in such condition to satisfy the standards of the Aviation Authority for a Certificate of Airworthiness for commercial passenger and cargo transport;

(vi)        accomplish all applicable mandatory alert Service Bulletins issued by the Manufacturer and the Engine Manufacturer, and, in addition, all other Service Bulletins the Lessee adopts during the Term for any similarly operated aircraft of the same model in the Lessee’s fleet, it being the intent of the parties that the Aircraft shall not be discriminated against in any manner in Service Bulletin compliance and other maintenance matters; and

(vii)       comply with all applicable Airworthiness Directives issued by the Aviation Authority or the FAA with respect to the Airframe or the Engines and which become due during the Term, and comply with all applicable law, ordinances, rules, regulations, orders and requirements of Chile or such other jurisdiction to which the Lessee may be subject or in which the Aircraft may be registered regardless of the person upon whom such laws, ordinances, rules, regulations, orders and requirements are by their terms imposed.

Neither the Lessor nor any Secured Party shall bear responsibility or liability for any grounding or suspension of operations of the Aircraft resulting from Airworthiness Directives, Service Bulletins, or any repairs or modifications to the Aircraft by the Lessee or any other Person.

(d)          Operation. Subject to Section 7(c), the Lessee agrees that the Aircraft will not be maintained, used, insured or operated (including by any Permitted Sublessee) (i) in violation of the Certificate of Airworthiness or any license or registration relating to the Aircraft of, or with, any Government Body having jurisdiction over the Lessee, any Permitted Sublessee or the Aircraft, (ii) for any primary purpose other than the commercial transportation of passengers or cargo; provided that cargo shall be carried only in the cargo hold of the Aircraft, (iii) in violation of the Approved Maintenance Program or any warranty requirements pursuant to the Purchase Agreement, the Engine Agreement or any other agreement setting forth any other material warranties with respect to the Aircraft, the Airframe, the Engines or any Part, (iv) for any purpose or in any manner for which it is not designed or reasonably suited or outside the tolerances and limitations for which the Aircraft, the Airframe or the Engines were designed, (v) otherwise than in accordance with the Approved Maintenance Program, Applicable Law and applicable material warranties, (vi) at any time while the Insurances or Reinsurances required by Section 10 hereof are not in full force and effect, (vii) for any purpose or otherwise in a manner inconsistent with the terms of, or not fully covered by, the Insurances and Reinsurances required by Section 10 hereof, (viii) in any place excluded from coverage by, or not fully covered by, the Insurances and Reinsurances required by Section 10 hereof (or outside any geographical limit imposed by the Insurances or Reinsurances required by Section 10 hereof, including without limitation, in or through any recognized or (in the Lessor’s or the Loan Trustee’s reasonable opinion) threatened area of hostilities unless fully covered by war risk and allied perils Insurance in amounts and scope required by this Lease; provided that the Lessee may so operate or permit such operation of the Aircraft if the Aircraft is under requisition by, or contract with, a Government Body in Chile, so long as such Government Body shall have furnished an indemnity or assumed liability for the risks and in the amounts required by Section 10 (in a manner reasonably acceptable to the Lessor and the Loan Trustee in form, scope and substance) and so long as no Event of Loss has occurred, and (ix) in violation of any Applicable Law of or by any Government Body having jurisdiction over the Lessor, the Lessee, any Permitted Sublessee or the Aircraft or any mandatory requirement of the Manufacturer, Engine Manufacturer or supplier, except for unintentional minor or nonrecurring violations which are cured promptly and which (A) do not involve any loss or reduction of coverage under any of the Insurances or Reinsurances required by the terms of Section 10, (B) do not involve any material risk of the sale, forfeiture or loss of or damage to the Aircraft or any interest therein, (C) do not involve any material risk of the Lessor or any Secured Party being subject to civil penalties, (D) do not involve any risk of criminal penalties being imposed against or upon the Lessee, the Lessor or any Secured Party, which in the case of the Lessee shall be a material risk, and (E) do not subject, or involve any material risk of subjection to, the Lessor, the Lessee or any Secured Party to any fine or penalty or enforcement action which, in the case of the Lessee, would materially adversely affect the business or operations of the Lessee, the operation of any Related Aircraft or the rights of the Lessee, the Lessor or any Secured Party hereunder or under any other Financing Agreement; provided that the Lessee may in good faith diligently contest the validity or application of any such Applicable Law in any reasonable manner which does not materially adversely affect the Lessor or any Secured Party or have any material risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor or any Secured Party hereunder or under any other Financing Agreement or the obligations of the Lessee hereunder. If any Applicable Law requires alteration of the Aircraft, the Lessee will conform thereto or obtain conformance therewith at no cost or expense to the Lessor and will maintain the Aircraft in proper operating condition under such Applicable Law; provided that the Lessee may in good faith diligently contest the validity or application of any such Applicable Law in any reasonable manner which does not materially adversely affect the Lessor or any Secured Party or have any material risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor or any Secured Party hereunder or under any other Financing Agreement or the obligations of the Lessee hereunder.

Further, the Lessee agrees that it (i) shall duly and punctually pay and discharge all debts, costs, losses, liabilities, premiums, calls, contributions, penalties, landing fees, overflight and navigation charges, dues, tolls, charges, fines, recoveries or other expenses which during the Term have given or may reasonably be expected to give rise to any Lien (other than a Permitted Lien) over, or arrest of, the Aircraft; provided that the Lessee may in good faith diligently contest the validity or application of any of the foregoing in any reasonable manner which does not materially adversely affect the Lessor or any Secured Party or have any reasonable risk of the sale or forfeiture of the Aircraft, or adversely affecting the rights of the Lessor or any Secured Party hereunder or under any of the other Financing Agreements or the obligations of the Lessee hereunder or any risk of any criminal liability being imposed, and upon reasonable request by the Lessor, shall confirm to the Lessor’s and the Loan Trustee’s reasonable satisfaction that such action has been taken; (ii) shall not, unless required or permitted by this Lease, make any alteration in or modification or addition to the Airframe, any Engines or any Part, remove any Engine or any Part, or install on or attach to the Airframe, any Engine or any Part anything not being part of the Aircraft on the Delivery Date; (iii) shall not cause or permit to be done regarding the Airframe, any Engine or any Part anything the effect of which may be reasonably expected to result in the Airframe, any Engine or any Part being requisitioned for title or arrested or otherwise to jeopardize the title, rights and interests of the Lessor, the Loan Trustee and the other Secured Parties in and to the Airframe, any Engine or any Part, the Insurances or any collateral relating hereto or thereto.

(e)          Possession. The Lessee shall not, without the prior written consent of the Lessor and the Loan Trustee, sublease (whether directly, or under a Dry Lease, Wet Lease or Charter), or otherwise in any manner deliver, transfer or relinquish possession of the Airframe, any Engine or any Part to any Person or firm or install any Engine, or permit any Engine to be installed, on an airframe other than the Airframe (it being agreed, for the avoidance of doubt, that charter operations of the Aircraft operated by the Lessee and which are not for the provision of a charter by another air carrier shall not be restricted by the terms of this Section 7(e)); provided, however, that so long as no Event of Default shall have occurred and be continuing, the Lessee may, without the prior written consent of the Lessor or the Loan Trustee:

(i)          deliver or permit the delivery of (including by any Permitted Sublessee) possession of the Airframe, any Engine or any Part to the manufacturer thereof for testing or other similar purposes or to an Approved Maintenance Facility for service, repair, maintenance or overhaul work on the Airframe, any Engine, any Part or any part thereof; or (by the Lessee alone) for alterations or modifications in or additions to the Airframe, any Engine or any part to the extent required or permitted by the terms of Section 8(d); in any event (in respect of the Lessee and, as the case may be, a Permitted Sublessee) only in compliance with Section 7(c);

(ii)         install or permit the installation of an Engine for any reason on another airframe owned by the Lessee, any Leasing Affiliate or any Permitted Lessee free and clear of all Liens, except (A) Permitted Liens, (B) those Liens that apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe, and (C) mortgage liens or other security interests, but only if such mortgage liens or other security interests expressly and effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on the airframe;

(iii)        install or permit the installation of an Engine for any reason on an airframe leased to the Lessee, any Leasing Affiliate or any Permitted Lessee or purchased by the Lessee or any Leasing Affiliate subject to a conditional sale or other security agreement; provided, however, that in any such case (A) such Engine is removed from the airframe prior to the expiration of the Term, (B) such Engine shall remain the property of the Lessor, (C) Lessee shall use its best efforts to obtain from the lessor, or mortgagee, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor, (D) the Lessee shall either (I) provide written assurance satisfactory to the Lessor and the Loan Trustee that (a) the rights, title and interests of the Lessor, the Loan Trustee and the Secured Parties will not be derogated in any manner as a result thereof, and (b) a written record of the location of such Engine will be kept and made available to the Loan Trustee at any time on request or (II) promptly replace such Engine with a Replacement Engine as if such Engine had suffered an Event of Loss;

(iv)        to the extent permitted by, and in accordance with, Section 8(c), subject, or permit any Permitted Sublessee to subject, any Parts owned by the Lessor and removed from the Airframe or any Engine to any pooling or other similar arrangement referred to in Section 8(c);

(v)         (x) sublease (whether by Dry Lease, or any other agreement, however described or defined, providing for the transfer of possession of the Aircraft, the Airframe or any Engine) or deliver possession of the Aircraft, the Airframe or any Engine to any (A) Leasing Affiliate, (B) foreign air carrier that is at the inception of such sublease based in and a domiciliary of a Permitted Jurisdiction, or (C) foreign air carrier consented to in writing by the Loan Trustee with the consent of a Majority in Interest of Noteholders; provided that in the case of a sublease to a foreign air carrier no Event of Default exists at the time such sublease is entered into or would occur as a result thereof and such entity is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (such Leasing Affiliate or foreign air carrier, a “Permitted Sublessee”); (y) sublease (whether by Dry Lease, or any other agreement, however described or defined, providing for the transfer of possession of the Aircraft, the Aircraft or any Engine) or deliver possession of the Aircraft, the Airframe or any Engine to any Permitted Sublessee which is a Leasing Affiliate; or (z) subject the Aircraft to an interchange agreement with a Leasing Affiliate (or any other Person to whom the Loan Trustee may from time to time (in its sole discretion) consent to being a counterparty to an interchange agreement) (an “Interchange Counterparty”), so long as such Interchange Counterparty remains a Leasing Affiliate and in any such case under subclauses (x), (y) or (z), for a term or terms (including any renewal or extension) not extending beyond (or capable of being extended beyond) the date falling one month prior to the expiry of the Term; provided, that, in the case of each of subclauses (x), (y) and (z):

(1)         any sublease or interchange agreement permitted pursuant to the terms hereof shall be made expressly subject and subordinate to all the terms of this Lease and the Security Documents and shall not affect the priority or perfection of the Liens of the Security Documents or the rights of the Lessor or the Loan Trustee to avoid such sublease or interchange agreement and to repossess the Aircraft, Airframe or any Engine in connection with the exercise of any remedies upon the occurrence of any Event of Default,

(2)         (i) any sublease or interchange agreement permitted pursuant to the terms hereof shall be made expressly terminable at any time upon not more than 90 days’ prior written notice from the Lessee, the Lessor or the Loan Trustee to the Permitted Sublessee or Interchange Counterparty, and such Permitted Sublessee or Interchange Counterparty shall acknowledge and agree that such termination right is commercially reasonable, and (ii) following such termination the Lessee, the Lessor or the Loan Trustee, as applicable, may repossess the Aircraft, Airframe or any Engine in accordance with the terms hereof,

(3)         the Initial Sublease and any other such sublease or interchange agreement, and the rights of the Lessor thereunder, shall be assigned as security to the Loan Trustee for the Lessee’s obligations hereunder,

(4)         each of the Lessor and the Lessee shall remain fully and primarily liable under this Lease and each other Financing Agreement to which it is a party for the performance and observance of all of the terms of such Financing Agreement to the same extent as if such sublease, interchange agreement or transfer had not occurred,

(5)         the Aircraft shall remain primarily based in Chile or the jurisdiction of organization of such Permitted Sublessee or Interchange Counterparty (which, for the avoidance of doubt, shall be a Permitted Jurisdiction),

(6)         prior to the commencement of any such sublease or interchange agreement, the Lessee shall provide to the Lessor and the Loan Trustee one or more insurance certificates and broker’s undertakings from the Lessee’s (or the relevant Permitted Sublessee’s or Interchange Counterparty’s, as applicable) insurance brokers or an authorized representative of the Lessee’s (or the relevant Permitted Sublessee’s or Interchange Counterparty’s, as applicable) insurers reflecting that the insurance required to be maintained pursuant to Section 10 will be in full force and effect during such sublease or interchange agreement,

(7)         all terms and conditions of this Lease and the other Financing Agreements shall remain in full force and effect following execution and delivery of such sublease or interchange agreement,

(8)         such sublease or interchange agreement shall (1) provide that the Aircraft, Airframe or Engine be maintained in accordance with a maintenance program at least equivalent to the Approved Maintenance Program, (2) be governed by the laws of England or the State of New York, U.S.A. or any other jurisdiction acceptable to the Lessor and the Loan Trustee with the consent of a Majority in Interest of Noteholders,

(9)         prior to such sublease or interchange agreement taking effect the Lessee shall, and shall procure that any Permitted Sublessee or Interchange Counterparty shall, enter into such other documents and take such other actions as the Lessor or Loan Trustee may reasonably require in order to ensure that each Lien granted under the Security Documents is not adversely affected by any such Permitted Sublease or Interchange Agreement and the Lessee shall, and shall procure that any Permitted Sublessee or Interchange Counterparty shall make, record, register or consent to all appropriate filings to continue the perfection and priority of the Security Documents,

(10)        prior to such sublease or interchange agreement taking effect if permitted by Applicable Law, and if applicable, the Lessee shall register on the International Registry on, or promptly after the relevant Permitted Sublease becoming effective, the International Interest (and the assignment of such International Interest to the Loan Trustee) in respect of such Permitted Sublease with the Permitted Sublessee as the debtor and the Lessee as the creditor for the applicable Aircraft or Engine, with any election as to the party with the right of discharge being granted in favor of the Loan Trustee,

(11)        prior to such sublease or interchange agreement taking effect, the Lessee shall deliver to the Lessor and the Loan Trustee in form and content reasonably acceptable to the Lessor and Loan Trustee a Subordination Agreement duly executed by the Permitted Sublessee or Interchange Counterparty recognizing all rights, title and interest of the Permitted Sublessee or Interchange Counterparty under such sublease of interchange agreement are subject and subordinate in all respects to all rights, title and interest of the Lessor, the Loan Trustee and the Secured Parties under the Financing Agreements, such acknowledgement to be in a form and substance reasonably acceptable to the Lessor and Loan Trustee,

(12)        prior to such sublease or interchange agreement taking effect, the Lessee shall cause to be delivered to the Lessor and the Loan Trustee (i) a written opinion of Philippi, Prietocarrizosa & Uría or other Chilean counsel acceptable to the Loan Trustee, (ii) a written opinion of Clifford Chance US LLP or other New York counsel acceptable to the Loan Trustee and, (iii) a written opinion of counsel acceptable to the Loan Trustee in the country in which the Permitted Sublessee or each Interchange Counterparty is organized and where the Aircraft will be based, in each case in form and substance and from counsel satisfactory to the Loan Trustee and including, without limitation, confirmation that:

(A)         all steps necessary to protect the rights, title and interests of the Lessee, the Lessor, the Loan Trustee and the other Secured Parties under the Financing Agreements have been taken or will be taken in a manner reasonably satisfactory to the Lessor and the Loan Trustee, including, without limitation, the filing and recording of the sublease or interchange agreement and such other documents (including, without limitation, the other Security Documents) as may be reasonably required in order to perfect all of the Liens of the Security Documents in Chile, the United States and the country or countries in which the Permitted Sublessee or each Interchange Counterparty is organized and where the transferred Aircraft will be based, and

(B)         no bankruptcy, Insolvency, moratorium, suspension of payments, reorganization or other like proceeding, initiated by or affecting the Lessee or such Permitted Sublessee or any Interchange Counterparty will affect the rights of the Lessee, the Lessor or any person claiming through the Lessor (including, without limitation, the Loan Trustee) to repossess the Aircraft as a result thereof, upon termination of such sublease or interchange agreement (as a result of any Lease Event of Default or otherwise) or the Lease,

(13)        the Lessee shall promptly reimburse the Lessor and the Loan Trustee for any reasonable out-of-pocket costs, charges and expenses (including reasonable attorneys’ fees, disbursements and expenses) incurred by any of them in determining the compliance with this Lease or otherwise in connection with any such sublease or interchange agreement,

(14)        no such sublease or interchange agreement shall require the registration of the Aircraft or any Engine, or the making of any filing, to be made in any jurisdiction other than the Government of Registry (except in accordance with Section 7(b)) or, in the discretion of the Loan Trustee, in any manner that might be prejudicial to the Secured Parties or to the Liens constituted under the Security Documents,

(15)        the proposed subleasing or interchange arrangement will not render any of the Financing Agreements, or the rights and obligations of the Lessor or the Secured Parties thereunder, or the participation of any of the Lessor or of the Secured Parties in the transactions contemplated by the Financing Agreements, invalid, illegal or unenforceable,

(16)        the rights granted to the Lessee in this Section 7(e)(v) to sublease or submit to an interchange arrangement the Aircraft to a Permitted Sublessee or Interchange Counterparty shall not grant to such Permitted Sublessee or Interchange Counterparty any right to further sublease or otherwise transfer possession of the Aircraft to any Person; provided, that, any Permitted Sublessee or Interchange Counterparty that is a Leasing Affiliate, may subject the Aircraft to an interchange agreement customary in the airline industry and entered into by such Leasing Affiliate and another Leasing Affiliate or Lessee in the ordinary course of their respective businesses, in each case so long as (A) such Leasing Affiliate or Leasing Affiliates, as the case may be, remains a Leasing Affiliate, (B) the rights, title and interests of the Lessor, the Loan Trustee and the Secured Parties will not be derogated in any manner as result thereof, (C) a written record of the location of the Aircraft will be kept and made available to the Lessor and the Loan Trustee at any time on request, (D) no transfer of the registration of the Aircraft shall be effected in connection therewith, (E) no such interchange contemplates or requires the transfer of title to the Aircraft or any Engine, (F) if the Lessor’s title to the Aircraft or any Engine shall be divested under any such interchange, such divestiture shall be deemed to be an Event of Loss with respect thereto, and the Lessee shall comply with Sections 9(a) and 9(b) in respect thereof, (G) the term of any such interchange (including all renewals) shall not extend beyond the Term, and (H) the Lessee, at its sole cost and expense, shall procure that such Leasing Affiliate that is a part of the new interchange arrangement shall meet all the requirements of this Section 7(e)(v),

(17)        at the time that the Lessee enters into such sublease or interchange agreement, such Permitted Sublessee or Interchange Counterparty shall not be subject to any bankruptcy, Insolvency, moratorium, suspension of payments, reorganization or other like proceeding,

(18)        such sublease or interchange agreement shall include provisions for the maintenance, operation, possession and inspection of the Aircraft that are the same in all material respects as the applicable provisions in this Lease,

(19)        any sublease or interchange agreement permitted pursuant to the terms hereof shall not grant such Permitted Sublessee or Interchange Counterparty a purchase option or any other right to acquire title to, or which obliges such Permitted Sublessee or Interchange Counterparty to purchase or otherwise acquire title to, the Aircraft, unless, solely in the case of a sublease or interchange agreement with a Leasing Affiliate, if required by applicable law and provided that the Lessee shall comply with the requirements of the Participation Agreement in connection therewith; and

(20)        no Default or Lease Event of Default has occurred and is continuing at the inception of such sublease or interchange agreement;

(vi)        transfer possession of the Airframe or any Engine to Chile, or to any Government Body, instrumentality or agency thereof pursuant to a sublease or contract a copy of which shall be furnished to the Lessor and the Loan Trustee prior to the effectiveness thereof; provided, that the term of such sublease or interchange agreement (including any option of the Permitted Sublessee or Interchange Counterparty to renew or extend) or the term of possession under such contract or other instrument shall not continue beyond (or be capable of being continued beyond) the expiry of the Term and shall provide that such sublease or interchange agreement is expressly subject and subordinate to all the terms of this Lease and shall provide for fair compensation in an amount of (or freely convertible into) Dollars sufficient to enable the Lessee to make payments as and when due and payable from time to time hereunder;

(vii)       transfer possession of any Engine to any Person for the purpose of shipment in the ordinary course of business) not otherwise permitted by the terms of this Lease;

(viii)      install an Engine on an airframe owned by the Lessee, leased to the Lessee or purchased by the Lessee subject to a conditional sale or other security agreement under circumstances where neither subparagraph (ii) nor subparagraph (iii) of this Section 7(e) is applicable, provided, that such installation shall be deemed an Event of Loss with respect to such Engine and the Lessee shall comply with Section 9(b) in respect thereof, the Lessor not intending hereby to waive any right or interest it may have to or in such Engine under Applicable Law until compliance by the Lessee with such Section 9(b); and

(ix)         Wet Lease or Charter the Aircraft pursuant to a Wet Lease or a Charter to any airline or Person which is not (i) insolvent or otherwise unable to pay its debts as they come due or (ii) located in a country subject to UN or EU sanctions; provided always that such arrangement is expressly subordinated to the Lease and the rights of the Loan Trustee and the Secured Parties under the Financing Agreements;

provided, in each case, that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 7(e) (other than the transfer of title to an Engine which is deemed an Event of Loss in relation to the affected Engine) SHALL BE SUBJECT AND SUBORDINATE TO, AND ANY TRANSFER, SUBLEASE, WET LEASE, INTERCHANGE OR CHARTER PERMITTED BY THIS SECTION 7(e) SHALL BE MADE EXPRESSLY SUBJECT AND SUBORDINATE TO, ALL THE TERMS OF THIS LEASE AND THE OTHER FINANCING AGREEMENTS, including, without limitation, the Lessor’s and the Secured Parties’ rights to repossession pursuant to Section 14 hereof (or otherwise) and to terminate and avoid this Lease, any sublease, wet lease, interchange or charter upon such repossession and to require the Lessee or other transferee to forthwith deliver the Airframe or any Engine subject to this Lease or other transfer upon repossession, and the Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease and the other Financing Agreements to the same extent as if such sublease, wet lease, interchange or charter had not occurred and that any such sublease, wet lease, interchange or charter shall include appropriate provisions for the maintenance and insurance of the Aircraft, Airframe or Engines, as applicable, transferred thereby at least as beneficial to the Lessor as the provisions hereof, and each sublease shall contain provisions comparable to those set forth in Sections 9 and 10 and the Lessor and the Loan Trustee shall each be provided with certificates by each sublessee and confirmations in accordance with the terms hereof as it shall request. The Lessee shall take appropriate measures to ensure that each such transferee is aware of, and does not cause any breach of, any obligation of the Lessee hereunder.

No pooling agreement or other relinquishment of possession of the Airframe, any Engine or any part shall affect in any way the registration of the Aircraft except as permitted by and provided for in Section 7(a), or the Local Mortgage or discharge or diminish any of the Lessee’s obligations hereunder or under any of the other Financing Agreements or constitute a waiver of the Lessor’s or any Secured Party’s rights or remedies hereunder or under any of the other Financing Agreements.

The Lessor agrees, for the benefit of the Lessee (and any Permitted Sublessee) and for the benefit of any mortgagee or other holder of a security interest in any engine (other than an Engine) owned by or leased to the Lessee (or any Permitted Sublessee), any lessor of any engine (other than an Engine) leased to the Lessee (or any Permitted Sublessee) and any conditional vendor of any engine (other than an Engine) purchased or leased by the Lessee (or any Permitted Sublessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder or under the other Financing Agreements in any engine (other than an Engine) so owned, leased or purchased and that neither the Lessor nor its successors or assigns will acquire or claim, as against the Lessee (or any Permitted Sublessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest or any successor or assignee of any thereof, any right, title or interest in such engine as the result of such engine being installed on the Airframe; provided, however, that such agreement of the Lessor shall not be for the benefit of any lessor of or secured party in respect of any airframe (other than the Airframe) leased to the Lessee (or any Permitted Sublessee) or purchased by the Lessee (or any Permitted Sublessee) subject to a conditional sale or other security agreement or for the benefit of any mortgagee of or any other holder of a security interest in the airframe (other than the Airframe) owned by the Lessee (or any Permitted Sublessee), unless such lessor, conditional vendor, other secured party or mortgagee has expressly agreed (which agreement may be contained in such lease, conditional sale or other security agreement or mortgage) that neither it nor its successors or assigns will acquire, as against the Lessor, the Loan Trustee or any other Secured Party, any right, title or interest in an Engine as a result of such Engine being installed on the airframe.

(f)          Special Operation and Possession Covenants. In addition to the foregoing requirements, the Lessee covenants and agrees as follows:

(i)          Restricted Use of Aircraft. The Lessee shall not, without the prior written consent of the Lessor and the Loan Trustee, cause or give permission (whether directly, under a Dry Lease, Wet Lease or Charter, or under requisition by any Government Body) for the Aircraft, any Engine or any Part to be:

(1)         flown, operated or otherwise used for any military purpose;

(2)         operated or used for any purpose for which it is not designed or reasonably suited in accordance with the Approved Maintenance Program, Applicable Law and applicable material warranties or for any primary purpose other than the commercial transport of passengers and cargo;

(3)         operated or used at any time for any illegal purpose or in an illegal manner or in carrying illegal goods or goods prohibited by the terms of the Insurances or by the laws of the country from which the goods are carried; or

(4)         operated or used in a manner not fully covered by the Insurances.

(ii)         Waiver of Defenses to Repossession. Neither the Lessee, nor anyone claiming through or under it, shall set up, claim or seek to take advantage of any Applicable Law now or hereafter in force in any jurisdiction in which the Aircraft or any portion thereof may be situated in order to prevent, hinder or delay any effort in accordance with this Lease on the part of the Lessor or the Loan Trustee to regain possession of the Aircraft or re-export the Aircraft or any portion thereof from any jurisdiction in which the Aircraft or any portion thereof may be situated upon the occurrence of a Lease Event of Default and while the same shall be continuing, and the Lessee, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such Applicable Laws (including, without limitation, any rights it may have, if any, to avail itself of the protection provided by the Convention of 1933 on the Unification of Certain Rules Relating to the Precautionary Arrest of Aircraft, or any other similar law, treaty or convention applicable to the Lessee or the Aircraft) which would limit the ability of the Lessor or the Loan Trustee to repossess or otherwise recover all or the Aircraft, any Engine or any Part upon the occurrence and during the continuance of a Lease Event of Default.

(iii)        Statement of Account of Landing Fees or Navigation Charges. In the event that a Government Body of any country in which the Aircraft, the Lessee or any Permitted Sublessee operates shall adopt or has adopted legislation which permits the detention or seizure of aircraft for unpaid landing fees or navigation charges without formal legal proceedings, the Lessee shall promptly following demand, deliver to the Loan Trustee a letter, in form and substance reasonably acceptable to the Loan Trustee, addressed to the airport or air navigation authority of such country authorizing such authority to release to the Loan Trustee from time to time a statement of account of all such fees and charges then due in respect of all aircraft owned by or leased to the Lessee or such Permitted Sublessee, as the case may be. Any time during which a Lease Event of Default has occurred and is continuing, immediately upon request by the Lessor or the Loan Trustee, the Lessee shall submit a report to the Lessor and the Loan Trustee listing all landing fees and navigation charges which are claimed to be owed in respect of the Aircraft by any Government Body of any country.

(iv)        No Operation by the Lessor or the Secured Parties. The Lessee shall in no event and at no time represent Lessor or any Secured Party as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage which may be undertaken by the Lessee or any Permitted Sublessee or as having any operational interest in the Aircraft.

(v)         Seizure of the Aircraft. The Lessee shall not do, and shall use its best efforts to prevent, any act which could reasonably be expected to result in the Aircraft, the Airframe or any Engine being arrested, confiscated, seized, taken in execution, attached, impounded, forfeited, detained in exercise or purported exercise of any registered or possessory Lien or other claim or otherwise taken from the possession of the Lessee or any Permitted Sublessee, and if any such arrest, confiscation, seizure, execution, taking, attachment, impoundment, forfeiture, detention or other loss of possession occurs, the Lessee shall give the Lessor and the Loan Trustee immediate notice thereof and shall forthwith procure the prompt release of the Aircraft, the Airframe or such Engine.

(vi)        Credit for Maintenance. The Lessee shall not pledge the credit of any Secured Party for any maintenance, service, repairs, overhauls of, or modifications to, or changes or alterations in, or additions to, the Aircraft, Airframe, any Engine or any Part.

(vii)       Notice of Suspension. The Lessee shall give the Lessor and the Loan Trustee immediate written notice of any action being taken by the management of the Lessee relating to any general suspension of payment proceeding under any Applicable Law.

(viii)      Notice of War Risk Insurance Claim. The Lessee shall give the Lessor and the Loan Trustee immediate written notice of the occurrence of any loss, damage or casualty affecting the Aircraft, the Airframe, any Engine or any Part which is likely to result in a claim being made under the war risk insurance required to be maintained under Section 10 and shall take immediate action to increase any fleet limitation (including automatic reinstatement) applicable to such war risk coverage to the level (including automatic reinstatement) that existed immediately prior to such event of loss, damage or casualty.

(g)          Permitted Sublessee’s Performance and Rights. Any obligation imposed on the Lessee in this Lease shall require only that the Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation of the Lessee, and the full or partial performance of any such obligation by any permitted assignee, Permitted Sublessee or permitted transferee under a permitted sublease, pooling or transfer agreement then in effect shall be deemed to have been caused by the Lessee and shall pro tanto constitute performance by the Lessee and discharge such obligation by the Lessee to the extent performed; provided, however, that where performance consists of an agreement or undertaking for further action or performance or in the case of only partial performance, the Lessee shall remain liable for discharge of its obligations until such further action or performance is completed. Except as otherwise expressly provided herein, any right granted to the Lessee in this Lease shall grant the Lessee the right to exercise such right or permit such right to be exercised by any such permitted assignee, Permitted Sublessee or permitted transferee. The inclusion of specific references to obligations or rights of any such assignee, Permitted Sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any assignee, Permitted Sublessee or transferee has not been made in this Lease.

(h)          Inspection. At all reasonable times and upon reasonable notice (it being understood that 10 days prior notice is deemed reasonable) to the Lessee, the Loan Trustee (itself or through its authorized representative) may inspect, or instruct a duly authorized representative to carry out such inspection as agent on behalf of the Loan Trustee, the Aircraft, any Engine or any Part and the Manuals, Technical Records and any other documents relating thereto and to the registration thereof and copy or make extracts from the books and records of the Lessee relative thereto and may discuss the Lessee’s business or financial affairs with any of the Lessee’s officials, auditors or officers. Provided no Lease Event of Default has occurred and is continuing, no such inspection or examination shall unreasonably delay or interrupt or cause any obstruction in the Lessee’s (or any Permitted Sublessee’s) maintenance and operation of the Aircraft; provided that during the continuance of any Lease Event of Default such inspections may occur at any time upon at least five (5) Business Days advance notice. All information contained in such books and records shall be held confidential by each of the Loan Trustee, the Trustee and the Noteholders, and their respective authorized representatives in accordance with Section 10.16 of the Indenture as if the same were repeated herein in full mutatis mutandis. None of the Loan Trustee, the Trustee, nor the Noteholders (A) shall have any duty to make any such inspection or (B) shall incur any liability or obligation by reason of making or not making any such inspection, except as provided in this Section 7(h). The Lessee shall pay the reasonable cost of one such inspection of the Aircraft per calendar year. The cost of any additional inspection shall be borne by the party requesting the inspection, unless a Lease Event of Default has occurred and is continuing or the Aircraft or the Manuals and Technical Records, as the case may be, are found to be other than in the condition required by this Lease (ignoring minor discrepancies), in which case the cost of such inspection and all required corrections shall be borne in full by the Lessee. Any such inspection of the Aircraft shall be a visual, walk-around inspection that may include going on board the Aircraft but shall not include opening any panels, bays or the like (except at the Lessee’s consent or at a time during a scheduled maintenance visit in which such panels, bays or the like are scheduled to be opened). If any such inspection reveals a material breach of the obligations hereunder to maintain the Aircraft, any Engine or any Part and the related Manuals and Technical Records, the Loan Trustee shall be permitted additional inspections of the Aircraft at the Lessee’s sole cost and expense until such material breach is remedied. Upon the request of the Loan Trustee, the Lessee shall promptly notify the Lessor and the Loan Trustee in writing of the major phase checks, or any structural inspection then scheduled on the Aircraft for the six-month period following such request. Any discrepancies noted during the inspection shall be corrected promptly (but in no event later than the next succeeding scheduled heavy maintenance check) by the Lessee at the Lessee’s sole cost and expense. An inspecting party shall at the request of any other Secured Party, deliver to such Secured Party a copy of the applicable inspection report.

(i)          Information Concerning the Aircraft and Engines. The Lessee shall at its own cost and expense promptly provide the Lessor and the Loan Trustee with such information (to the extent required by this Lease or maintained by the Lessee or any Permitted Sublessee in accordance with its standard fleet procedures) regarding the registration, location, operation, use, insurance, maintenance and condition of the Aircraft and any Engine, including all Parts to the extent practicable, as the Lessor or the Loan Trustee may from time to time reasonably require.

(j)          Substitution of Engines. So long as no Default or Lease Event of Default shall have occurred and be continuing, the Lessee may at any time upon thirty (30) days’ prior written notice to the Lessor and the Loan Trustee, duly convey or cause to be conveyed to the Lessor as a substitute for an Engine title to a Replacement Engine having a value, remaining useful life and utility at least equal to, and be in as good operating condition and state of maintenance as, the Engine to be replaced thereby, assuming such Engine was of the value and utility and in the condition and repair as required by the terms hereof; provided that, all engines installed on any Airframe shall be of the same manufacturer and a comparable model to the Engines, free and clear of all Liens (other than Permitted Liens). Prior to or at the time of any such conveyance, the Lessee, at its own expense, will (i) furnish or cause to be furnished to the Lessor a bill of sale in favor of the Lessor (with full warranty of title), in form and substance reasonably satisfactory to the Lessor and the Loan Trustee with respect to such Replacement Engine, (ii) cause a Lease Supplement, in form and substance reasonably satisfactory to the Lessor and the Loan Trustee subjecting such Replacement Engine to this Lease to be duly executed by the Lessee and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry and pursuant to the Cape Town Convention, (iii) furnish the Lessor and the Loan Trustee with such evidence of compliance with the insurance provisions of Section 10 with respect to such Replacement Engine as any of them may reasonably request and such other certifications and opinions of counsel as the Lessor or the Loan Trustee may reasonably request, (iv)  furnish the Lessor and the Loan Trustee with a certificate of an aircraft engineer (who may be an employee of the Lessee) reasonably satisfactory to the Lessor certifying as to the value, utility and operating condition and state of maintenance of such engine, (v) cause amendments to the Local Mortgage and the Indenture, in form and substance reasonably satisfactory to the Loan Trustee subjecting such Replacement Engine to the Local Mortgage and the Indenture to be duly executed by the Lessor and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry and the Cape Town Convention, (vi) furnish a legal opinion of counsel reasonably acceptable to the Loan Trustee regarding the perfection of the Lien of the Local Mortgage and the Indenture with respect to such Replacement Engine, in form and substance reasonably satisfactory to the Loan Trustee and (vii) affix a nameplate on such Replacement Engine in accordance with Section 8(e). Upon full compliance by the Lessee with the terms of this Section 7(j), the Lessor will transfer or cause to be transferred, at the Lessee’s sole cost and expense, to or upon the order of the Lessee on an “as-is, where-is” basis without recourse or warranty (except the absence of the Lessor Liens attributable to it) all of the Lessor’s right, title and interest, if any, in and to each replaced Engine with respect to which such substitution occurred by an appropriate instrument, signed by the Loan Trustee, releasing such Engine from any Lien of the Security Documents, and any manufacturer’s or repairer’s warranties relating thereto and will take such other action as may be necessary to effect such transfer. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder, shall be deemed an “Engine” as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereby. No substitution with respect to an Engine under the circumstances contemplated by the terms of this Section 7(j) shall result in any reduction of Rent.

Section 8.          Replacement; Temporary Installation; Pooling; Alterations, Modifications and Additions; Etc.

(a)          Replacement of Parts. The Lessee at its own cost and expense, will promptly replace or cause to be replaced all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time be defective and not economically repairable, become time-expired or due for replacement or worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, the Lessee (or any Permitted Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not time-expired, due for replacement, worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Lessee will, at its own cost and expense, replace (or cause to be replaced) such Part as promptly as practicable. Each Replacement Part shall be free and clear of all Liens (except Permitted Liens) and shall be in at least as good operating condition as, and shall have value, utility, modification status and performance characteristics at least equal to, or, if applicable, comparable to, the Part replaced assuming such replaced Part was in the condition and repair required to be maintained by the terms hereof. Each Part at any time removed from the Airframe or each Part removed from any Engine shall remain the property of the Lessor, no matter where located, until such time as such Part shall be replaced by a Part that has been incorporated or installed in or attached to the Airframe or, as the case may be, the Engine from which such Part was removed and that meets the requirements for a Replacement Part specified above and shall be subject to the Lien of the Local Mortgage and the Indenture. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or, as the case may be, an Engine as above provided and title thereto being vested in the Lessor free and clear of all Liens (except Permitted Liens), without further act (i) title to the replaced Part shall thereupon vest in the Lessee free and clear of all rights of the Lessor and the Secured Parties and shall no longer be deemed a Part hereunder and (ii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe or, as the case may be, such Engine for all purposes hereof to the same extent as the Part originally incorporated or installed in or attached to the Airframe or, as the case may be, such Engine.

(b)          Temporary Installation of Parts. So long as the Lessor or the Loan Trustee shall not have commenced exercising any of their rights pursuant to Section 14, the Lessee (or any Permitted Sublessee) may install or permit the installation of any part on the Airframe or any Engine by way of substitution, replacement, renewal or mandatory modification notwithstanding that such installation is not in accordance with Section 8(a) if (A) there shall not have been available to the Lessee, or, as the case may be, the relevant Permitted Sublessee at the time and in the place that other part was required to be installed on the Airframe or, as the case may be, such Engine a substitute or replacement part complying with the requirements of Section 8(a), and (B) it would have resulted in a disruption of the operation of the Aircraft or the business of the Lessee or a Permitted Sublessee as an airline to have grounded the Aircraft to have permitted such Part to continue to be unserviceable or unrepaired until such time as a part complying with the requirements of Section 8(a) became available for installation on the Airframe or such Engine, and (C) as soon as practicable, but in any event (subject to the availability of any relevant part from the manufacturer) within thirty (30) days, the Lessee shall cause any part not complying with the requirements of Section 8(a) to be removed and replaced or substituted by a part complying with the requirements of Section 8(a).

(c)          Pooling of Parts. Any Part removed from the Airframe or any Engine may be subjected by the Lessee or any Permitted Sublessee to a normal pooling arrangement on terms customary in the international airline industry entered into in the ordinary course of the Lessee’s business with other air carriers; provided, that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 8(a) as promptly as possible (but in any event not later than the next scheduled heavy maintenance check) after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 8(a) may be owned by another air carrier subject to such a normal pooling arrangement; provided, that the Lessee (or the Permitted Sublessee), at its own cost and expense, as soon as practicable and in any event not later than the next scheduled heavy maintenance check; either (i) causes title to such replacement part to vest in the Lessor in accordance with Section 8(a) by the Lessee acquiring title thereto for the benefit of the Lessor free and clear of all Liens (other than Permitted Liens) and subjecting the same to the Local Mortgage and the Indenture or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement part owned by the Lessee (or the Permitted Sublessee) free and clear of all Liens (other than Permitted Liens) and by causing title to such further replacement Part to vest in the Lessor in accordance with Section 8(a) and subjecting the same to the Indenture and the Local Mortgage.

(d)          Alterations, Modifications and Additions. The Lessee, at its own cost and expense, will promptly make (or cause to be made) such alterations and modifications in and additions to the Airframe or any Engine as may be required from time to time to comply with the directives, service bulletins and modifications published (and of a mandatory nature) by the Manufacturer, the Engine Manufacturer, the FAA or the Aviation Authority, provided that the Lessee may in good faith diligently contest the validity or application of any such Airworthiness Directive, Service Bulletin or modification in any reasonable manner which does not materially adversely affect the Lessor or any Secured Party or have any material risk of adversely affecting the Aircraft, the rights of the Lessor or any Secured Party hereunder or under any other Financing Agreement or the obligations of the Lessee hereunder. In addition, the Lessee (or any Permitted Sublessee), at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Lessee (or any Permitted Sublessee) may deem desirable in the proper conduct of its business, including installation of additional buyer furnished equipment or removal of Parts that the Lessee (or any Permitted Sublessee) determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine; provided, however, that no such alteration, modification or addition shall materially diminish the value, utility, remaining useful life, performance or operational characteristics of the Airframe or any Engine, or impair the condition or airworthiness thereof, below the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness thereof immediately prior to such alteration, modification or addition (assuming the Airframe or such Engine were then of the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness required to be maintained by the terms of this Lease); provided, further, that the Lessee shall consult with the Manufacturer or the Engine Manufacturer, as applicable, and the Loan Trustee prior to undertaking any material alteration or modification to the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition, shall immediately vest in the Lessor free and clear of all Liens (except Permitted Liens) and become subject to this Lease and the Local Mortgage, without the necessity for any further act of transfer, document or notice. Notwithstanding Section 8(a) and the foregoing provisions of this Section 8(d) and provided that no Lease Event of Default shall have occurred and is continuing, the Lessor agrees that the Lessee (or any Permitted Sublessee) may, at any time during the Term, remove or suffer to be removed any Part (including buyer furnished equipment) that (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of Delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 7 or this Section 8 or in order to maintain insurance required by Section 10 or (iii) can be removed from the Airframe or any Engine without causing damage to the Airframe or such Engine or diminishing or impairing in any material respect the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness that the Airframe or such Engine would have had at such time had such removal not occurred (assuming the Airframe or such Engine were then of the value, utility, remaining useful life, performance or operational characteristics, condition or airworthiness required to be maintained by the terms of this Lease). Upon the removal by the Lessee (or any Permitted Sublessee) of any Part as provided in and permitted by this Section 8(d), title thereto shall, without further act, vest in the Lessee (or any Permitted Sublessee), and such Part shall no longer be deemed part of the Airframe or any Engine from which it was removed. Notwithstanding the foregoing, any Part not removed by the Lessee (or any Permitted Sublessee) as above provided prior to the return of the Airframe or any Engine to the Lessor hereunder shall become the property of the Lessor at the time of such return and become subject to the Indenture and the Local Mortgage. Lessor and Loan Trustee will bear no liability whatsoever for the cost of alterations, modifications and additions whether in the event of grounding or suspensions of certification, or for any other cause.

(e)          Nameplate and Other Markings. The Lessee shall affix and keep at all times, and ensure that the same shall not be painted over, a fireproof metal nameplate having dimensions of not less than five inches by four inches, in the cockpit of the Airframe adjacent to the airworthiness certificate therein and in a prominent position on each Engine bearing the inscription “THIS [AIRFRAME/ENGINE] IS OWNED BY PARINA LEASING LIMITED LEASED TO LATAM AIRLINES GROUP S.A., AND SUBJECT TO A MORTGAGE IN FAVOR OF WILMINGTON TRUST COMPANY ACTING ON BEHALF OF CERTAIN SECURED PARTIES,” or such other inscription as the Lessor or the Loan Trustee from time to time may reasonably request (such nameplate to be affixed within ten (10) days after the Delivery Date). Except as provided above, the Lessee shall not allow the name or other indication of any other Person to be placed on the Airframe or any Engine, if such name or other indication could be interpreted as a claim of ownership or other interest therein; provided, that the Aircraft or any Engine may be marked with the customary name, colors or insignia of the Lessee (or any Permitted Sublessee) or any manufacturer(s) of the Airframes, Engines and Parts.

(f)          No Third Party Beneficiaries. It is expressly agreed that the Lessee’s obligations with respect to maintenance under Sections 7 and 8 are solely for the benefit of the Lessor and the Secured Parties and that the Lessee shall have no liability to any other Person with respect thereto, and that except for the Lessee’s indemnification obligations with respect thereto contained in the Participation Agreement, the Lessee’s obligations under Sections 7 and 8 in shall terminate upon termination of this Lease in accordance with the terms hereof.

(g)          No Authorization to Contract for the Lessor. Nothing contained in this Lease shall constitute any consent or request by the Lessor or any Secured Party express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Aircraft, any Engine or any Part thereof, nor as giving the Lessee any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property, in such fashion as would permit the making of any claim against the Lessor or any Secured Party in respect thereof or any claim that any Lien (other than Permitted Liens) based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the interests of the Lessor or any other Person in the Aircraft, Engines or Parts thereof.

(h)          No Rights of Retention. The Lessee hereby waives any and all rights of retention which it may have or which at any time hereafter may be conferred upon it, by virtue of law or otherwise, related to any replacement of Parts, alterations, modifications or additions that the Lessee may make to the Airframe or any Engine. The Lessee hereby expressly releases the Lessor and the Secured Parties from any and all obligations, whether present or future, to indemnify or reimburse the Lessee for any of the aforementioned replacements, alterations, modifications, improvements or additions.

Section 9.          Loss, Destruction, Requisition, Etc.

(a)          Event of Loss with Respect to the Aircraft. Upon the occurrence of an Event of Loss with respect to the Aircraft, the Airframe or the Airframe and one or more Engines or engines then installed thereon, the Lessee shall promptly (and in any event within five (5) Business Days in the case of an event described in paragraphs (i) and (ii) of the definition of Event of Loss and within fifteen (15) days in any other case) give the Lessor and the Loan Trustee written notice of such Event of Loss (or cause such notice to be given), which notice shall specify the actions the Lessee is taking (or causing to be taken) with respect to such Event of Loss. It is expressly agreed that if any Basic Rent Payment Date occurs on or after such Event of Loss (and prior to the payment of the Note Value), the Lessee shall pay to the Lessor on such date the amount equal to the Basic Rent which would have become due and payable on such date in accordance with the terms hereof had no Event of Loss so occurred. Following such an Event of Loss, the Term shall end on the earlier of (i) the date the Lessee, the Lessor or the applicable Secured Party receives the Insurance Proceeds with respect to such Event of Loss and (ii) ninety (90) days after the occurrence of such Event of Loss, on which date the Lessee shall pay to the Lessor an amount equal to the then applicable Note Value for the Aircraft as of such date of termination including (x) all accrued but unpaid Basic Rent and Supplemental Rent to such date of termination, (y) an amount sufficient to discharge the Lessor’s obligations in respect of the Aircraft under Section 2.10 of the Indenture and (z) all other amounts then owing by the Lessor or the Lessee under the Financing Agreements relating to the Aircraft. Upon full compliance by the Lessee with the terms of this paragraph (a) the Lessor will (subject to insurer’s salvage rights, if any) transfer to, or upon the order of, the Lessee on an “as-is, where-is” basis without recourse or warranty, all of the Lessor’s right, title and interest, if any, in and to the Aircraft by an appropriate instrument, and any manufacturer’s or repairer’s warranties relating thereto and will take such other action, at Lessee’s cost, as may be necessary to effect such transfer.

(b)          Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Lessee shall give the Lessor and the Loan Trustee prompt written notice thereof (and in any event within 15 days after such occurrence) and shall, promptly and in any event within 60 days after the occurrence of such Event of Loss, duly convey or cause to be conveyed to the Lessor and duly subject to the Local Mortgage and the Indenture, as replacement for the Engine with respect to which such Event of Loss occurred, title to a Replacement Engine (provided that all engines installed on the Airframe shall be of the same manufacturer and a comparable or improved model), free and clear of all Liens (other than Permitted Liens) and having a value at least equal to, and utility and remaining useful life at least equal to, or, if applicable comparable to and being in as good operating condition and state of maintenance as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value, utility and remaining useful life and in the condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss. Prior to or at the time of any such conveyance, the Lessee, at its own expense, will (i) furnish or cause to be furnished to the Lessor a bill of sale (with full warranty of title) duly conveying to Lessor all right, title and interest in and to such Replacement Engine, in form and substance reasonably satisfactory to the Lessor and the Loan Trustee with respect to such Replacement Engine, (ii) cause a supplement hereto, in form and substance reasonably satisfactory to the Lessor and the Loan Trustee, subjecting such Replacement Engine to this Lease to be duly executed by the Lessee and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry, (iii) furnish the Lessor and the Loan Trustee with such evidence of compliance with the insurance provisions of Section 10 with respect to such Replacement Engine as any of them may reasonably request and such other certifications and opinions of counsel as the Lessor may reasonably request, (iv) furnish the Lessor with a certificate of the aircraft engineer (who may be an employee of the Lessee), at Lessee’s expense, reasonably satisfactory to the Lessor and the Loan Trustee certifying as to the value, utility, remaining useful life and operating condition and state of maintenance of such Replacement Engine, (v) cause amendments to the Local Mortgage and the Indenture, in form and substance reasonably satisfactory to the Loan Trustee subjecting such Replacement Engine to the Local Mortgage and the Indenture to be duly executed by the Lessor and, to the extent necessary, recorded pursuant to the Applicable Laws of the Government of Registry, (vi) furnish a legal opinion of counsel reasonably acceptable to the Loan Trustee regarding the perfection of the Lien of the Local Mortgage and the Indenture with respect to such Replacement Engine and also to the effect that such fully warranty (as to title) bill of sale referred to in clause (i) above constitutes an effective instrument for the conveyance of title to the Replacement Engine and, to the extent requested by the Loan Trustee, an opinion of aviation law counsel addressed to the Lessor and the Loan Trustee with respect to any registrations made under the Cape Town Convention, each in form and substance reasonably acceptable to the Loan Trustee, (vii) affix a nameplate on such Replacement Engine in accordance with Section 8(e), and (viii) cause an Engine Warranty Agreement, in form and substance reasonably satisfactory to the Loan Trustee in respect of such Replacement Engine to be duly executed by the Lessor. Upon full compliance by the Lessee with the terms of this Section 9(b) the Lessor will (so long as no Lease Event of Default or any Default relating to payments or Insolvency of the Lessee shall have occurred and be continuing and subject to insurer’s salvage rights, if any) transfer, or cause to be transferred, to or upon the order of, the Lessee on an “as-is, where-is” basis without recourse or warranty, all of the Lessor’s right, title and interest, if any, in and to each replaced Engine with respect to which such Event of Loss occurred by an appropriate instrument, signed by the Loan Trustee, releasing such Engine from any Lien of the Security Documents, and any manufacturer’s or repairer’s warranties relating thereto and will take such other action as may be necessary to effect such transfer. For all purposes hereof, each such Replacement Engine shall, after such conveyance, be deemed part of the property leased hereunder and shall be deemed an “Engine” as defined herein. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this Section 9(b) shall result in any reduction of Rent.

(c)          Application of Payments from Governmental Authorities or Others. Any payments (other than Insurance Proceeds from policies carried (or caused to be carried) by the Lessee the application of which is provided for in Section 10 and other than proceeds of insurance policies carried by the Lessor or any Secured Party) received at any time by the Lessor or the Lessee from any Government Body or other Person with respect to an Event of Loss of the Aircraft or any Engine shall be paid over to the Loan Trustee and applied, subject to Section 9(f) in accordance with the terms of the Indenture.

(d)          Requisition for Use of the Airframe. In the event of the requisition for use or hire by a Government Body not constituting an Event of Loss of the Airframe or the Airframe and the Engines or engines installed on the Airframe, the Lessee shall promptly notify the Lessor and the Loan Trustee of such requisition, and all of the Lessee’s obligations under this Lease shall continue to the extent such obligations are not restricted or curtailed by such requisition and to the same extent as if such requisition had not occurred (but the Lessee’s obligations to pay Rent and its obligations under Section 10 shall not be reduced or excused by such requisition). All payments (and any interest thereon) received by the Lessor or the Lessee for the use of the Airframe and Engines or engines at any time shall be paid over to and retained by the Lessee; provided that, if a Lease Event of Default has occurred and is continuing, in such event such payments shall be paid over to the Loan Trustee and applied to the obligations of the Lessee hereunder in accordance with the Indenture. The Lessee shall as soon as practicable after the end of any requisition for use or hire, and whether that requisition shall end during or after the expiry or termination of the Term, cause the Aircraft to be put into the condition required by this Lease.

(e)          Requisition for Use of an Engine Not Installed on the Airframe. If an Engine not then installed on the Airframe is requisitioned for use or hire by a Government Body, the Lessee shall replace such Engine or cause it to be replaced by complying with the terms of Section 9(b) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and (upon compliance by the Lessee as aforesaid) any payments received by the Lessor or the Lessee with respect to such requisition shall, subject to Section 9(f), be paid over to and retained by the Lessee; provided that, if a Lease Event of Default or any Default relating to payments or Insolvency of the Lessee has occurred and is continuing, in such event such payments shall be paid over to the Loan Trustee and applied to the obligations of the Lessee hereunder.

(f)          Payments to the Lessee. Any amount referred to in this Section 9 which is payable or creditable to the Lessee shall not be paid or credited to the Lessee or, if it has been previously paid to the Lessee, shall not be retained by the Lessee, if at the time of such payment or credit a Default or a Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Lessee under this Lease and the Financing Agreements and at such time as there shall not be continuing any Default or Lease Event of Default such amount (together with interest thereon, if any), if then remaining, shall be paid to the Lessee.

Section 10.         Insurance.

(a)          The Lessee shall, at its own expense, effect and maintain in full force (or cause to be effected and maintained in full force) during the Term insurances in respect of the Aircraft in form and substance satisfactory to the Lessor in accordance with this Section 10 (such insurances including any Reinsurances under Section 10(i) the “Insurances”). Unless otherwise stated in this Section 10, the Insurances shall be effected through such brokers and with such insurers with insurance companies of recognized responsibility and standing in the international aviation insurance industry through internationally recognized aviation insurance brokers which insurance companies and insurance brokers shall be reasonably acceptable to the Lessor and the Loan Trustee, and subject to such deductibles and subject to such exclusions, as may (in each case) be approved by the Lessor and the Loan Trustee (such approval not to be unreasonably withheld).

(b)          Aviation Third Party Legal Liability Insurance. On or before the Delivery Date, throughout the Term and for a period of (i) two years or (ii) until the next major aircraft check (whichever is earlier) following the later of (x) the final Basic Rent Payment Date and (y) the date the Aircraft is returned to the Lessor, the Lessee will carry or cause to be carried at its own expense, airline liability insurance in respect of the Aircraft, including war and allied perils, hi-jacking and other similar risks that are excluded from the standard liability coverage to the extent that such insurance is (A) maintained by the Lessee with respect to other aircraft owned or leased, and operated by the Lessee or (B) customarily obtained by air carriers with comparable route structures flying similar aircraft or (C) generally required by financiers and lessors of similar aircraft being operated by air carriers with comparable route structures, in amounts customary for similar aircraft in the Lessee’s fleet (but not less than U.S. $750,000,000 per one occurrence, per aircraft and subject to customary sub-limits for non-aviation coverage) and on terms substantially similar to insurance carried by the Lessee on similar aircraft in its fleet and of the type usually carried by corporations engaged in the same or a similar business, similarly situated with the Lessee, and owning and operating similar aircraft and engines, and which covers risks of a kind customarily insured against by such corporations which shall include general third party legal liability (including war and allied perils), passenger liability, products liability, and property damage liability (including cargo, baggage and mail liability). Any liability insurance carried in accordance with this paragraph (b) and any policies taken out in substitution or replacement for any of such policies (i) shall be endorsed to name the Lessor, the Lessee, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and each Liquidity Provider (collectively the “Contract Parties”) and the Lessor Parent (if the Administrator is the Lessor Parent) and each of their respective successors, assigns, officers, directors, affiliates, shareholders, members, agents, employees and servants as additional insureds (together with the Contract Parties and the Administrator, the “Additional Insureds”), (ii) shall provide that in respect of the interests of the Lessor or any other Additional Insured in such policies the insurance shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of the Lessee or any other Person which results in a breach of any term, condition or warranty of such policies (provided that the Additional Insured so protected has not directly caused, contributed to or knowingly condoned the said act or omission), (iii) shall provide that (x) there shall be no recourse against the Lessor or any other Additional Insured for the payment of premiums under such policies and that the insurers shall waive any right of subrogation against the Additional Insureds and (y) the insurers shall not exercise any right of subrogation against any other Person without the consent of the Loan Trustee (such consent not to be unreasonably withheld), (iv) shall provide that, if such insurance is canceled for any reason whatsoever, or if any material change is made in such insurance that adversely affects the interest of the Lessor or any other Additional Insured, such cancellation or change shall not be effective as to the Lessor or any other Additional Insured for thirty (30) days (seven (7) days, or such other period as is then customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after the giving of written notice from such insurers to the Lessee’s appointed broker, (v) with respect to any aviation liability war risk coverages, shall conform to AVN52E or similar provisions or, if the Aircraft is registered in Brazil, such coverage will be provided by the Government of Brazil as described below, (vi) shall be primary without right of contribution from any other insurance that is carried by any other Person to the extent that such other insurance provides it with contingent or excess liability insurance with respect to its interest as such in the Aircraft, (vii) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, (viii) shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Lessee, the Lessor or any other Additional Insured to the extent of any moneys due from such parties (except in respect of outstanding premium in respect of the Aircraft), (ix) shall provide cover denominated in Dollars and (x) shall provide for worldwide coverage and it is noted and agreed that the insurers may give notice effective on the expiry of seven (7) days (subject to exceptions uniformly provided in war risk and related perils policies then available on commercially reasonable terms) from midnight G.M.T. on the day on which such notice is issued to review the geographical limit. The Lessee hereby covenants to cause its appointed insurance broker and the appointed reinsurance broker to give immediate notice of such cancellation or change by facsimile to the Lessor, the Loan Trustee and the Trustee and request such broker or brokers also to give such notice to each of the Noteholders identified to the Lessee by the Trustee. If the Aircraft is registered in Brazil, the War and Allied Perils legal liability insurance (AVN52E) and all other Aviation War Risk Liability amounts can be provided by the Government of Brazil pursuant to Brazilian Law Nº. 10.744 dated October 9, 2003.

(c)          Aircraft Hull Insurance. On or prior to the Delivery Date and throughout the Term (and, in the case of the termination of this Lease pursuant to Section 14 hereof and except to the extent otherwise provide in Section 10(a) or Section 10(b), at all times following such termination until the sale or disposition of the Aircraft) the Lessee shall maintain or cause to be maintained in full force and effect, at its own expense and on terms substantially similar to insurance carried by the Lessee on similar aircraft in its fleet, all-risk aircraft hull insurance covering the Aircraft, while flying and on the ground, including coverage of the Engines and Parts while temporarily removed from or not installed on the Aircraft and not replaced with similar components (with flight, taxiing and ingestion coverages), against loss or damage, of the type (but not necessarily the amount) usually insured against by corporations engaged in the same or a similar business, similarly situated with the Lessee, and owning or operating similar aircraft and engines on an agreed-value basis in an amount not less than 115% of the aggregate outstanding principal amount of the Equipment Notes from time to time calculated as of the Delivery Date (with respect to the initial insurance coverage to be effective on such date) or the applicable Basic Rent Payment Date immediately preceding the commencement of any year or other period in respect of which the relevant policy is to be in force whether by renewal or otherwise from time to time, and all-risk insurance with respect to each Engine and Part while removed from the Aircraft, and, as to each Engine or Part not installed on the Airframe, not less than the fair market value of such Engine or Part, at the commencement of such year or other period.

The Lessee shall maintain in full force and effect war-risk and related perils hull insurance (including the risks of hijacking and confiscation by any government) in respect of the Aircraft on an agreed value basis in conformity with LSW555D throughout each policy year, for not less than the amounts set forth in the preceding paragraph covering the perils that are (A) insured by the Lessee with respect to other aircraft owned or leased, and operated by the Lessee and (B) customarily insured by air carriers with comparable route structures flying similar aircraft to insure and (C) generally required to be insured by financiers and lessors of similar aircraft being operated by air carriers with comparable route structures.

All policies and subsequent policies taken out in accordance with this Section 10(c) will be issued by insurance companies of recognized standing in the international aviation insurance industry through internationally recognized aviation insurance brokers, which insurance companies, insurance brokers and the policy terms shall be reasonably acceptable to the Lessor and the Loan Trustee. In addition, all such policies and subsequent policies:

(i)          shall be on an agreed value basis without the insurer’s right to replace;

(ii)         shall name the Loan Trustee as sole contract party and as sole loss payee (or an equivalent designation under AVN67B) in respect of hull claims that become payable on the basis of a total loss and provide that payment in respect of any total loss claim shall be made to or to the order of the Loan Trustee (or the equivalent under AVN67B) and in respect of all other hull claims the loss will be settled with such party(ies) as may be necessary to repair the Airframe or any Engine;

(iii)        shall provide that in respect of the interests of each Additional Insured in such policies the insurance shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of the Lessee or any other Person which results in a breach of any term, condition or warranty of such policies (provided that such Additional Insured has not directly caused, contributed to or knowingly condoned the said act or omission);

(iv)        shall provide that there shall be no recourse against the Lessor or any Additional Insured for the payment of premiums under such policies (but reserve the right to pay the same should any of them elect to do so);

(v)         shall provide that, if such insurance is canceled for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of any Additional Insured, such cancellation or change shall not be effective as to Additional Insureds for thirty (30) days (or seven (7) days, or such other period as is then customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after the giving of written notice from such insurers to the Contract Parties;

(vi)        provide cover denominated in Dollars; and

(vii)       shall be on terms customarily found in the international aviation insurance market.

The hull policy for the Aircraft:

(A)         shall waive any right of the insurers to any setoff, counterclaim or other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds or any other Person to the extent of any moneys due from such parties (except in respect of outstanding premium in respect of the Aircraft);

(B)         if separate hull “all risks” and “war risks” insurances are arranged, each shall contain a 50/50 claims funding clause acceptable to the Lessor and the Loan Trustee and in accordance with market practice in the event of a dispute as to which policy in respect of the hull insurances set forth in this Section 10(c) shall pay in the event of a loss,

(C)         shall provide for worldwide coverage and it is noted and agreed that the insurers may give notice effective on the expiry of seven (7) days (subject to exceptions uniformly provided in war risk policies then available on commercially reasonable terms) from midnight G.M.T. on the day on which such notice is issued to review the geographical limit, and

(D)         shall have deductibles (not applicable in the case of an Event of Loss or war and allied perils insurance) no greater than the higher of (x) U.S.$750,000 and (y) the lowest deductible which is then customary in the international aviation insurance market in respect of Airbus A321-200 aircraft, and in any event such deductible shall not be greater than those which other international airlines of comparable standing (in the reasonable judgment of any Secured Party’s independent insurance advisor) to the Lessee operating comparable aircraft are able to obtain in such market. “Fleet Aggregate” deductibles and sub-limits of liability which are not approved in writing by the Lessor and the Loan Trustee shall not be applicable in respect of the insurances required hereunder.

(E)         shall provide that in respect of the Engines, the minimum permitted agreed value amount of the “Hull War and Allied Perils” shall increase to include the value of any engine attached to the Airframe which is not an Engine.

As between the Lessor and the Lessee it is agreed that all insurance payments received under policies that the Lessee is required to maintain pursuant to this Section 10(c) in the case of an Event of Loss or any other loss with respect to the Aircraft or Airframe will be applied pursuant to Section 3.02 of the Indenture.

Notwithstanding any provision in this Section 10(c), any amount referred to in this Section 10(c) which is payable to the Lessee shall not be paid to the Lessee or, if it has been previously paid directly to the Lessee shall not be retained by the Lessee if at the time of such payment a Default or a Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Lessee under this Lease and, during the continuance of such Default or Lease Event of Default, shall be applied to the satisfaction of the then due and payable obligations of the Lessee under this Lease, and, at such time as there shall not be continuing any such Default or Lease Event of Default, the remainder of such amount shall be paid to the Lessee.

(d)          Default. If the Lessee shall default in effecting or maintaining any insurance or provision thereof required hereunder or if any insurance shall for any reason become void the Lessee shall provide immediate written notice of such to the Loan Trustee and provide the Loan Trustee with full details of any steps the Lessee is taking, or proposes to take, in order to remedy such non-compliance, and the Lessor, the Loan Trustee or any other Contract Party may (but without any obligation to do so and without prejudice to the Lessor’s other rights and remedies hereunder) procure and maintain new insurance satisfactory to it or pay the premia or other amounts due or otherwise effect and keep up insurance at the sole cost of the Lessee, and the Lessee will forthwith and immediately upon demand repay to any such Person all premiums and other moneys from time to time paid by such Person in respect of such insurance, together with interest thereon at the Past Due Rate for the period from and including the date of such payment by such party to but excluding the date on which the same is paid in full by the Lessee (which amount shall be certified by such other Person). At any time while such default shall be continuing, the Lessee shall immediately ground the Aircraft and shall keep or procure that the Aircraft be kept grounded until such time as the Insurances shall again be in full force and effect and the Lessor or the Loan Trustee shall be entitled to require the Aircraft to remain at any airport or proceed to and remain at any airport designated by the Lessor or the Loan Trustee.

(e)          Certificates. On or before the Delivery Date and promptly after the issuance or modification or renewal thereof (but in any event prior to the expiration of any insurance then to be renewed) in form substantially similar to those given prior to or on the Delivery Date, the Lessee, at its own cost and expense, will furnish to the Lessor, the Loan Trustee and each Liquidity Provider (i) a certificate of its insurance and reinsurance broker addressed to the Lessor, the Loan Trustee, the Trustee and each Noteholder identified in the Indenture (or as notified to the Lessee by the Loan Trustee) describing in reasonable detail the Insurances and Reinsurances then carried and maintained on the Aircraft, (A) containing an endorsement of the Insurances and Reinsurances required hereunder, (B) certifying the date and time of commencement and expiry of each insurance policy, and (C) specifying the deductible amounts and levels of co-insurance, if any, for each type of loss and (ii) a letter of undertaking from the Lessee’s insurance and reinsurance brokers with regard to the Insurances and Reinsurances required hereunder, which letters shall include the undertaking described in the penultimate sentence of Section 10(b).

(f)          Notice of Variations. If any material variation is made to the terms of any of the Insurances or Reinsurances, the Lessee shall forthwith give notice to the Lessor and the Loan Trustee of such variation and shall provide such further details in relation thereto as any of them may reasonably require.

(g)          Premiums. The Lessee shall pay or cause to be paid the premiums and other charges (or installments thereof) as required by the terms of such policies and produce to the Loan Trustee, upon written request, evidence of payment of such premiums (or installments thereof) or confirmation by the relevant insurance companies or brokers that all premiums have been paid to date. In the case of renewals of such policies, the Lessee shall cause to be produced to the Lessor and the Loan Trustee evidence of such renewal as soon as practicable and in any event within seven (7) days after the date of renewal and shall give each of them notice of such intended renewal no later than the day before such date and the Lessee shall pay the renewal and other premiums (and installments thereof) as required by the terms of such policies.

(h)          Insurance Policies. In the absence of an unqualified opinion or certificate addressed to the Lessor and the Loan Trustee from the Lessee’s or any Permitted Sublessee’s insurance brokers, each Secured Party shall be entitled to full reliance, without exception, that the certificates of insurance delivered pursuant to this Section 10 do not conflict with the terms and conditions of the underlying insurance policies. Copies of the relevant extracts of the policies and endorsements and riders amendatory thereof (excluding premium information) with respect to the Insurances and Reinsurances required under this Section 10 shall be made available to the Lessor and the Loan Trustee upon request for inspection by their respective representatives at the offices of the Lessee’s or any Permitted Sublessee’s insurance brokers during normal business hours.

(i)          Reinsurance. Notwithstanding Section 10(a), the Lessee shall procure that in respect of the Insurances maintained by the Lessee in accordance with the provisions in this Section 10 which are not placed directly into the Lloyd’s of London or other internationally recognized aviation insurance markets such Insurances shall be reinsured in Lloyd’s of London or other internationally recognized aviation insurance markets with reinsurers of international standing and repute who normally participate in aircraft insurance programs, the insurers shall maintain reinsurance in all respects satisfactory to the Loan Trustee covering identical subject matter, terms and risk for an amount equal to not less than 75% of the coverage amount (or such higher percentage as Lessee shall from time to time generally have agreed in leasing or financing agreements relating to other aircraft of the same or comparable model within Lessee’s fleet) on terms reasonably acceptable to the Loan Trustee (the “Reinsurances”). Any Reinsurances shall contain a “cut-through” clause in the form generally used from time to time in the London reinsurance market providing that, in the event of any claim arising under the Reinsurances, the reinsurers thereunder shall, in lieu of payment to the original insurer or its successors in interest and assigns, pay to or to the order of the Contract Parties as loss payees that portion of any loss due for which the reinsurers thereunder would but for this cut-through clause be liable to pay the original insurer or its successors in interest and assigns, it being understood and agreed (and Lessee agreeing to obtain the agreement of its original insurers for the benefit of the Additional Insureds and the reinsurers) that any such payment by the reinsurers thereunder shall fully discharge and release the original insurers from any and all further liability in connection therewith.

(j)          Location. Except as otherwise expressly permitted herein, the Lessee shall not at any time do or suffer to be done to the Aircraft, any Engine or any Part thereof or the premises on which the same may be located, or bring or keep, or permit to be brought or kept, anything therein or thereon or operate the Aircraft, any Engine or any Part thereof or take the same to or keep the same in, or permit the same to be taken to or kept in, a place where or whereby any insurance required hereunder may be rendered void or voidable or no longer in force or coverage thereunder shall be limited, without first arranging at its own expense such additional Insurance coverage as shall be necessary to avoid such result, such additional insurance to be in form and substance satisfactory to the Lessor and the Loan Trustee. The Lessee will pay or cause to be paid all additional insurance premiums required on account of the additional risk caused by the use to which the Aircraft is put as aforesaid.

(k)          Notice from Lessee. The Lessee will promptly notify the Lessor and the Loan Trustee of any event (including but not limited to an occurrence) which will or may give rise to a claim under the Insurances required in Section 10(c), in excess of an amount in any currency equal to U.S.$2,000,000, but nothing in this Section 10(k) shall prejudice the payment provisions of Section 10(c). Upon completion of the repairs in respect of a loss which insurers have paid proceeds towards such repair, the Lessee shall promptly deliver to the Lessor and the Loan Trustee an officer’s certificate certifying that such repairs have been completed in accordance with the manufacturer’s recommended procedures.

(l)          Certain Undertakings in Respect of the Insurances.

(i)          The Lessee shall:

(A)         not make or permit to be made any modification to the Insurances required hereunder which is materially adverse to the interest of any Contract Party, including any Additional Insured;

(B)         not do, or omit to do, or permit to be done, or left undone anything whereby any required Insurance would or might reasonably be expected to be rendered, in whole or in part, invalid or unenforceable and, without prejudice to the foregoing, not use or keep or permit the Aircraft or any Part thereof, to be used or kept for any purpose, in any manner or in any place not covered by required Insurances and Reinsurances (except as otherwise expressly permitted herein); and

(C)         not discriminate against the Aircraft relative to other aircraft of the same or comparable model within the Lessee’s fleet as to the coverage of the Insurances and Reinsurances required under this Section 10.

(ii)         The Lessee shall, as soon as practicable, following receipt of any notice of cancellation of the war risks and related perils insurance due to armed hostilities in the area where the Aircraft may then be located or scheduled to operate, remove the Aircraft or cause the Aircraft to be removed to Chile or the United States (or such other location at which the Aircraft shall remain covered by war risks and related perils insurance) and shall cause the Aircraft to remain in such location until such Insurance is reinstated and compliance herewith shall cure any Lease Event of Default under Section 13(c); provided, however, that the Lessee need not comply with the provisions of this clause (ii) if to do so would cause the Lessee to breach any other obligation contained herein.

(iii)        The Lessee shall be responsible for any applicable deductibles or costs of any Insurances.

(m)          Reimbursement. The Lessee shall promptly reimburse the Lessor, the Noteholders and the Loan Trustee, as the case may be, on demand for the amount of any premiums or premium installments which such party may pay pursuant to this Section 10 together with interest thereon, for the period from and including the date of such payment by such party to but excluding the date on which the same is paid in full by the Lessee at the Past Due Rate.

(n)          Change in Industry Practice. In the event that there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft (whether relating to all or any of the types of Insurances required to be effected under the foregoing provisions of this Section 10) such that the Insurances required pursuant to the provisions of this Section 10 are insufficient to protect the interests of the Lessor, the Loan Trustee or any of the other Additional Insureds hereunder in accordance with such generally accepted industry practice, the insurance requirements set forth in this Section 10 shall be varied at the request of the Loan Trustee so as to include such additional or varied requirements as may be reasonably necessary to ensure that the Insurances and Reinsurances as so varied shall provide comparable protection to that of the generally accepted industry-wide practice.

(o)          Compliance with Legal Requirements. In addition to the foregoing provisions of this Section 10, throughout the Term the Lessee shall comply with all legal requirements as to the insurance of the Aircraft or Engines which may from time to time be imposed by the Applicable Laws of the jurisdiction in which the Aircraft is registered or of any jurisdiction to or from or over which the Aircraft or Engine shall be flown or in which the same shall be located or which the Lessee may be subject.

(p)          Additional Insurance. The Lessee shall have the right to carry insurance in excess of the amounts required hereunder and additional and separate insurance for its own benefit at its own expense; provided that, no such insurance shall prejudice the effectiveness in any way (whether or not material) of any Insurances required to be maintained pursuant to this Section 10 or the recovery of any proceeds thereunder, or shall impair in any way (whether or not material) the rights of the Lessor, the Loan Trustee or any other Additional Insured under this Lease and the Financing Agreements. Proceeds of such insurance shall be payable directly to the Lessee.

(q)          Additional Terms of Insurance. The Lessee agrees to ensure that the insurance policies in respect of all Insurances referred to in Section 10(b) and (c) above shall at all times be underwritten in full and in the case of liability insurance under Section 10(b) contain a statement that such Insurances are primary without right of contribution from any other liability insurance which is carried by the Lessor or any Secured Party.

(r)          Self Insurance. Except for the deductibles permitted by Section 10(b) hereof, standard market deductibles in relation to third-party liability insurance solely with respect to baggage or cargo or any self-insurance permitted or required pursuant to Section 10(l) hereof, the Lessee shall not be permitted (and shall not permit any Permitted Sublessee) to self-insure against any of the risks required to be covered by the insurance described in this Section 10.

(s)          AVN67B. Notwithstanding the provisions of this Agreement, for so long as Airline Finance/Lease Contract Endorsement AVN67B is in effect and it remains the general aviation insurance market practice to insure equipment financed or leased on the basis of such endorsement, the Lessee may maintain insurances in respect of the Aircraft for the purposes of this Agreement which incorporate the terms and conditions of AVN67B. To the extent any provision of AVN67B conflicts or is otherwise inconsistent with the requirements of this Agreement, then such AVN67B endorsement will be deemed to satisfy the relevant requirements of this Agreement. An insurance certificate in the form of AVN67B will be deemed to satisfy the requirements of this Agreement.

Section 11.         Absolute Obligations. This Lease is a net lease, and, except as may otherwise be expressly provided herein or in the other Financing Agreements, it is intended that the Lessee shall pay or cause to be paid all costs, charges, fees, assessments, expenses, withholdings and Taxes of every character whether foreseen or unforeseen, ordinary or extraordinary, incurred in connection with or arising out of the import, use, operation, maintenance, repair, modification, alteration, replacement, leasing, subleasing and sale of the Aircraft and any other amounts hereunder during the Term, including the costs, expenses and Taxes and similar levies set forth in the Participation Agreement. The Lessee’s obligation to pay all Rent and to perform all other obligations hereunder is absolute and unconditional and shall not be affected or reduced by any circumstances or for any reason, including (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, the Noteholders, the Loan Trustee, the Trustee, the Manufacturer, the Engine Manufacturer or any Person providing services with respect to the Aircraft, or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or otherwise), including any breach by the Lessor of its warranties contained herein or in the other Financing Agreements; (ii) any defect in the title, airworthiness, eligibility of registration under any Applicable Law, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft or any portion thereof (subject to the provisions of Section 9 hereof), any interruption or cessation in the use of or possession thereof by or availability to the Lessee for any reason whatsoever, whether arising out of or related to an act or omission of the Lessor, the Noteholders, the Loan Trustee, the Trustee, the Manufacturer, the Engine Manufacturer or any other Person; (iii) any Lien with respect to the Aircraft or any portion thereof; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of any Person to enter into any Financing Agreement; (v) any Taxes; (vi) any change, waiver, extension, indulgence or liability or other act or omission in respect of any liability or obligation of the Lessor, the Loan Trustee, any Liquidity Provider or any Pass Through Trustee; (vii) any bankruptcy, Insolvency, reorganization, composition, adjustment, dissolution, Liquidation Proceeding or other like proceeding relating to the Lessee, the Lessor, any Secured Party or the Loan Trustee or any disaffirmance, rejection or other action taken with respect to this Lease or any other Financing Agreement by the Lessor, the Loan Trustee, any Liquidity Provider, any Pass Through Trustee or any other Person, or by any court, in any such proceeding; (viii) the Lessee at any time having immunity from suit, prejudgment attachment, attachment in aid of execution or execution on the grounds of sovereignty or otherwise, which immunity, if any, the Lessee hereby expressly waives; (ix) any restrictions applicable to the Lessee on the transfer or conversion of currency; or (x) any other circumstances or happening of any nature whatsoever, whether or not similar to any of the foregoing; it being the express intention of the Lessor and the Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease or the other Financing Agreements.

This Lease shall not, except as expressly set forth herein, be cancelable by the Lessee and, except as expressly set forth elsewhere in this Lease, the Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, abate, cancel, quit, reduce, defer, suspend or surrender this Lease or the Aircraft or any obligation imposed upon the Lessee hereunder or under the other Financing Agreements (including, without limitation, payment of Rent), except in accordance with the terms hereof and thereof.

If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of Applicable Law, except as specifically provided herein, the Lessee, if and to the extent that the Lessee retains the use and possession of the Aircraft, nonetheless agrees to pay to the Lessor an amount equal to the Note Value and any Supplemental Rent then due.

Nothing contained in this Lease shall be construed as a waiver of the Lessee’s right to seek any claim against the Lessor, the Loan Trustee, any Secured Party or any other Person arising out of the transactions contemplated by the Financing Agreements in a separate proceeding.

Section 12.         Assignment. The terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in Section 7(e), neither party hereto shall, without the prior written consent of the other and except as expressly permitted by the Financing Agreements, assign any of its rights or obligations hereunder.

Section 13.         Lease Events of Default. The following events shall each constitute a “Lease Event of Default” hereunder (whether any such event shall be voluntary or involuntary or come about or be effective by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Government Body in Chile, the United States or any other jurisdiction, or the administration or interpretation thereof) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied in full:

(a)          a payment of Basic Rent shall not be made when due in the manner required by this Lease and such failure to pay shall continue for a period of fifteen (15) Business Days after the due date thereof;

(b)          the Lessee shall fail to pay when due in the manner required by this Lease any amount of Supplemental Rent or any other amount due and owing from the Lessee under this Lease (other than as specified in clause (a) above) or any other Financing Agreement and such failure to pay shall continue for a period of fifteen (15) Business Days after demand has been made on the Lessee;

(c)          the Lessee shall fail to carry and maintain Insurances (including Reinsurances) required to be maintained in accordance with the provisions of this Lease (including Section 10 hereof) or the Lessee shall fail to perform or observe (or cause to be performed or observed) any covenant, condition or agreement contained in Sections 7(f) or 10(l) hereof;

(d)          the Lessee shall have failed to perform or observe, in any material respect (or, in the case of any other obligation, covenant or agreement already subject to a materiality qualifier, in all respects), any other obligation, covenant or agreement (other than those covenants covered by the preceding clauses (a), (b) or (c) of this Section 13) to be performed or observed by it hereunder or under any other Financing Agreement to which it is a party; and any such failure is unremediable or if remediable and the Lessee is diligently proceeding to remedy such failure, shall continue unremedied for a period of sixty (60) days after notice thereof has been given by the Lessor or the Loan Trustee; provided that, if such failure is capable of being remedied, no such failure shall constitute a Lease Event of Default for a period of one (1) year after such notice is received by the Lessee so long as the Lessee is diligently proceeding to remedy such failure;

(e)          any representation, warranty or certification made or deemed made by the Lessee under any of the Financing Agreements or any document or certificate furnished by the Lessee to the Lessor, the Loan Trustee, any Pass Through Trustee or any Liquidity Provider pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect (or, in the case of any representation, warranty or certification already subject to a materiality qualifier, in all respects) as of the time made, deemed to be made, repeated or furnished and is unremediable, or if remediable and the Lessee is diligently proceeding to remedy such failure, shall continue unremedied for a period of sixty (60) days after notice has been given by the Lessor or the Loan Trustee; provided that, if such false or misleading representation, warranty or certification is capable of being remedied, no such false or misleading representation, warranty or certification shall constitute a Lease Event of Default for a period of one (1) year after such notice is received by the Lessee so long as the Lessee is diligently proceeding to remedy such failure.

(f)          any license, consent, approval or authorization of, or any filing or registration with, any Government Body or agency necessary for the performance by the Lessee of its obligations under this Lease or any other Financing Agreement or in connection herewith or therewith (including, without limitation, the registration of the Aircraft or of any mortgage on the Aircraft) shall be revoked, not applied for by the date required or not issued or shall cease to remain in full force and effect or, as applicable, is not duly renewed upon the terms consistent with the original approval or otherwise reasonably satisfactory to the Lessor and the Loan Trustee or any of the foregoing shall be modified and any such revocation, non-application or issuance or modification would materially adversely affect (in the reasonable opinion of the Lessor or the Loan Trustee) the ability of the Lessee to perform its obligations under the Lease and the other Financing Agreement or the rights and remedies of the Lessor hereunder or of any Secured Party under the Financing Agreements and the situation remains unremedied for sixty (60) days; provided, however, that there shall be no such remedial period of sixty (60) days with respect to the Lessee’s air carrier license issued in Chile;

(g)          the Lessee shall apply for or consent to the appointment of, or the taking of possession by, a receiver, administrator, trustee, custodian or liquidator of itself or of a substantial part of its property, or the Lessee shall admit in writing submitted in connection with judicial or other similar procedures its inability to pay its debts generally as they come due, shall announce a moratorium on payment of its debts or any class of its debts, shall make a general assignment for the benefit of creditors, any creditor exercises a contractual right to assume the operations or financial management of the Lessee;

(h)          the Lessee shall file a voluntary petition or commence a case in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any Bankruptcy Laws or insolvency laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Lessee in any such proceedings, or the Lessee shall by voluntary petition, answer or consent to or seek relief under the provisions of any other now existing or future Bankruptcy Law, insolvency, reorganization or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors;

(i)          an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Lessee, a receiver, administrator, trustee, custodian or liquidator of the Lessee or of any substantial part of its property, or sequestering any substantial part of the property of the Lessee, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) days after the date of entry thereof (provided that the Lessee shall promptly provide the Lessor and the Loan Trustee with reasonable evidence to show that such order, judgment or decree was made without any merit and the Lessee is diligently contesting and taking all actions required to dismiss, stay or vacate such order, judgment or decree);

(j)          a petition against the Lessee in a proceeding under any Bankruptcy Laws or other insolvency laws as now or hereafter in effect shall be filed and shall not be withdrawn or dismissed within ninety (90) days thereafter (provided that the Lessee shall promptly provide the Lessor and the Loan Trustee with reasonable evidence to show that such petition was made without any merit and the Lessee is diligently contesting and taking all actions required to dismiss such petition), or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Lessee or of any substantial part of its property or the Aircraft and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of sixty (60) days (provided that the Lessee shall promptly provide the Lessor and the Loan Trustee with reasonable evidence to show that such assumption was made without any merit and the Lessee is diligently contesting and taking all actions required to relinquish, stay or terminate such jurisdiction, custody or control);

(k)          any additional procedure similar to those referred to in Sections 13(g), (h), (i) and (j) above for the relief of financially distressed debtors under the laws of the United States, Chile or any other jurisdiction is entered into by the Lessee, voluntarily or involuntarily, and is not withdrawn or dismissed within ninety (90) days thereafter;

(l)          the Lessee shall fail to pay when due (after giving effect to any applicable grace periods) any principal installment of or interest on any of its Financial Indebtedness (other than Financial Indebtedness under the Financing Agreements) aggregating US$75,000,000 or more (or the equivalent thereof in any currency);

(m)          the Lessee shall (i) cease or announce its intention to cease, to conduct its business as a commercial air carrier operating on international scheduled routes, (ii) assign, lease, transfer or otherwise dispose of all or any material part of the assets or property (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) comprising the Lessee’s aircraft or aircraft related business, or (iii) cease to hold, whether by virtue of the revocation, suspension or non-renewal thereof or otherwise, its air transport business license or any air transport license or its equivalent required to enable the Lessee to carry out its principal business, or the franchises, concessions, permits, rights or privileges required for the conduct of the business or operations of the Lessee shall be revoked, canceled or otherwise terminated, or the free and continued use and exercise thereof curtailed or prevented, and as a result thereof the preponderant business activity of the Lessee shall cease to be that of a commercial airline;

(n)          Except as otherwise contemplated by the Financing Agreements, the Lessee sells, mortgages or encumbers or executes any bill of sale affecting the Aircraft, any Engine or any Part or any interest therein or agrees or purports to do any of the same, or the ownership of the Aircraft, any Engine or any Part by the Lessor or the lease of the Aircraft, any Engine or any Part by the Lessor to the Lessee is contested in legal proceedings by the Lessee;

(o)          an “Indenture Event of Default” under (and as defined in) the Indenture shall have occurred and be continuing;

(p)          a “Lease Event of Default” under (and as defined in) any Related Lease shall have occurred and be continuing;

(q)          there shall be any change (or such change shall be enacted or made by notice or otherwise and shall be scheduled to become thereafter effective) in the laws, regulations or treaties of Chile or any governmental or political agency, subdivision or instrumentality thereof which adversely affects the validity, legality or perfection of the Lessor’s title to the Aircraft, or materially adversely affects the Loan Trustee’s or any Secured Parties’ rights in the Aircraft under any Security Document, or which materially adversely affects the Lessor’s interests under this Lease or materially adversely affects the Lessee’s ability to meet its obligations under this Lease;

(r)          a final judgment, or in the aggregate, judgments, for the payment of money in excess of US$75,000,000 (or the equivalent thereof in any currency) shall be rendered against the Lessee and the same shall remain undischarged for a period of thirty (30) calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist;

(s)          any governmental authority shall have condemned, seized or appropriated all or substantially all of the property of the Lessee and is not discharged within ninety (90) days thereof;

(t)          the Lessee shall do or cause to be done any act or thing evidencing or establishing its intention to repudiate this Lease or any other Financing Agreement to which it is a party or deny any of its payment obligations thereunder or assert that any of its obligations thereunder are invalid or unenforceable, or such Financing Agreement shall cease to be in full force and effect;

(u)          the registration of the Aircraft is cancelled otherwise than in connection with a re-registration under Section 7(b) or total loss;

(v)         any Related Lease shall be revoked, repudiated or terminated or shall otherwise (other than as its terms expressly provide) cease to be legal, valid, binding and enforceable against the parties thereto;

(w)          any Financing Agreement shall be revoked, repudiated or terminated or shall otherwise (other than as its terms expressly provide) cease to be legal, valid, binding and enforceable against the parties thereto, or any of the Security Documents shall cease to constitute a duly perfected and enforceable security interest over the Collateral referred to therein, free and clear of all Liens other than Permitted Liens; or

(x)          the Lessee suspends or ceases to be an international scheduled air carrier.

Section 14.         Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may at its option declare this Lease by notice to the Lessee to be in default (provided, that upon the occurrence of any Lease Event of Default described in Section 13(g)-(k), this Lease shall automatically be deemed in default); and at any time after this Lease shall be declared or deemed to be declared to be in default, the Lessor may, so long as the Lessee shall not have remedied all outstanding Lease Events of Default, exercise one or more of the following remedies with respect to all or any part of the Aircraft as the Lessor in its sole discretion shall elect:

(a)          the Lessor may demand that the Lessee pay the Lessor, and the Lessee shall pay to the Lessor all Basic Rent that is accrued and due and payable at such time but is unpaid in respect thereof until the date of receipt thereof, together with the then applicable Note Value for the Aircraft computed as of the date of final payment in full thereof, all Supplemental Rent then due and payable by the Lessor or the Lessee hereunder, all amounts then due and payable by the Lessee under all other Financing Agreements, and upon such payment of such amounts and all Supplemental Rent then due and payable by the Lessee hereunder, and provided that all Related Secured Obligations have also been paid in full and each Related Lease has been terminated pursuant to Section 14 thereof, the Term for the Aircraft shall terminate and, so long as no Lease Event of Default shall have occurred and still be continuing, the Lessor shall transfer pursuant to the terms and conditions set forth in Section 5(b) all of its rights, title and interest in and to the Aircraft (free and clear of all Liens created by the Security Documents) to the Lessee, and the Lessor and the Loan Trustee shall, at the Lessee’s expense, execute and deliver such documents evidencing such transfer and shall take such further actions as may be required to effect such transfer;

(b)          the Lessor shall be entitled in addition to making any demand referred to in clause (a) above:

(i)          by notice to the Lessee terminate the leasing of the Aircraft whereupon the rights of the Lessee to lease the Aircraft hereunder will cease;

(ii)         to cause the Lessee upon demand of the Lessor (provided that such demand shall be deemed to have been given if the Lessor is stayed by operation of law from making such demand) and at the Lessee’s sole cost and expense, to return promptly, and the Lessee shall return promptly, the Aircraft and the Manuals and Technical Records, to the Lessor in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Aircraft were being returned at the end of the Term, or if the Lessee does not so deliver the Aircraft or the Manuals and Technical Records, the Lessor, at its option, may enter upon the premises where all or any part of the Aircraft and the Manuals and Technical Records are located and take immediate possession of and remove the same (together with any engine or part which is not an Engine or Part but which is installed on the Airframe or stored with or attached to any Engine subject to all of the rights of the owner, lessor, lienor or secured party of such engine or part; provided, that as soon as practicable after Lessor has taken possession of the Aircraft and ferried it to a storage facility selected by the Lessor, the Lessor shall, at no cost to the Lessor and at the request of the relevant owner, the Lessor, lienor or secured party, and upon obtaining possession of all of the Engines and Parts, make such engine or part available to the Lessee as-is where-is unless such engine or part shall be an accession to the Aircraft under Applicable Law) by summary proceedings or otherwise, or cause the Aircraft to be redelivered to the Lessor at such location as the Lessor may require pursuant to Section 5(d), all without liability accruing to the Lessor for or by reason of such entry or taking of possession (except for liability caused by the gross negligence, willful misconduct or fraud of the Lessor as determined by a final decision of a court of competent jurisdiction), whether for restoration of damage to property caused by such taking or otherwise; provided that all actions of the Lessor in this respect are reasonable, and the Lessor may institute proceedings to repossess the Aircraft in any jurisdiction where the Aircraft may be located; and provided further that if at any time after the Lessor has exercised its rights under this clause (b), the Lessee shall make the payments referred to in clause (a) above and the Term for the Aircraft shall immediately terminate;

(iii)        following repossession of the Aircraft pursuant to Section 14(b)(ii) above, to sell, assign or otherwise dispose of the Aircraft at public or private sale or otherwise, as the Lessor may determine; provided that the Lessor may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned, provided further that the Lessor shall apply the proceeds of any sale in the manner set forth in the Indenture, and the Lessor agrees to give the Lessee at least thirty (30) days’ prior notice of the date fixed for any public sale of the Aircraft or of the date on or after which will occur the execution of any contract providing for any private sale thereof, provided further that, the Lessor, the Loan Trustee and the Secured Parties shall incur no liability as a result of the sale of the Aircraft, or any Engine or Part thereof, at any private sale conducted in a commercially reasonable manner, and the Lessee hereby waives any claims against the Lessor or any Secured Party arising by reason of the fact that the price at which the Aircraft, any Engine or any Part may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lessor or the Loan Trustee accepts the first offer received and does not offer the Aircraft, such Engine and/or Part to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner; and

(iv)        the Lessor and/or the Loan Trustee may exercise any other right or remedy which may be available to it as a secured party under Applicable Law.

In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Supplemental Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all legal fees and other costs and expenses actually incurred by the Lessor, the Loan Trustee, any Pass Through Trustee or any Liquidity Provider by reason of the occurrence of any Lease Event of Default or the exercise of the Lessor’s remedies with respect thereto, including (A) all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 5 or Section 14 or in placing the Aircraft in the condition and airworthiness required by Section 5 and (B) any other costs and expenses that the Lessor the Loan Trustee, any Pass Through Trustee or any Liquidity Provider may incur in connection with the retaking, holding, storage, export, deregistration and preparing for sale of the Aircraft and other like action or that the Lessee has agreed to assume in any other Financing Agreement or pursuant to Applicable Law. Except as otherwise expressly provided above, no remedy referred to in this Section 14 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or provided by law; and the exercise or beginning of exercise by the Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by the Lessor of any or all of such other remedies. No express or implied waiver by the Lessor of, and no course of dealing by it with respect to, any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default.

(c)          In any proceeding in any jurisdiction commenced to repossess the Aircraft, it shall not be necessary for the Lessor, or any other Person, to post any bond, security, undertaking or indemnity, in favor of, or for the benefit of the Lessee, or any other Person, all of which are hereby knowingly, intentionally and irrevocably waived by the Lessee.

Section 15.         Further Assurances. The Lessee and the Lessor shall from time to time, at the cost and expense of the Lessee, do and perform such other and further acts and duly execute and deliver such further documents and assurances as may be required by Applicable Laws or as reasonably requested by the one party to establish, maintain and protect the respective rights and remedies of the other party and to carry out and effect the intent and purpose of this Lease and the other Financing Agreements including, if requested by the Lessor or the Loan Trustee and at the expense of the Lessee, the execution and delivery of supplements hereto or to the other Financing Agreements, in recordable form, subjecting to this Lease or to the other Financing Agreements, any replacement or substitute engine and the recording or filing of counterparts hereto or thereto, in accordance with Applicable Laws as the Lessor or the Loan Trustee may from time to time reasonably deem necessary after prior consultation with the Lessee. The Lessee shall be solely responsible for obtaining all required consents and approvals of, giving all required notices to, performing all required registrations and filings for recordation with, and taking all other necessary actions (including all those actions specifically listed in Section 6.03 of the Participation Agreement) in Chile, the Government of Registry or the United States, including any governmental or political agency, subdivision or instrumentality thereof. Without limiting the foregoing, the Lessee shall cause this Lease, and any and all additional instruments which shall be executed pursuant to the terms hereof, to be kept, filed, deposited or recorded, at all times, in such places in Chile, the Government of Registry, the jurisdiction where Liens are perfected against the Lessor (if different), and such other jurisdictions in which the Aircraft is based as the Lessor or the Loan Trustee may reasonably request in order to perfect and preserve the rights of the Lessor, the Loan Trustee or the other Secured Parties hereunder and under the other Financing Agreements, and furnish to the Lessor and the Loan Trustee an opinion or opinions of counsel or other evidence satisfactory to the Lessor and the Loan Trustee of each such filing, deposit or recordation and, without limitation of any of the foregoing, at the request of the Lessor or the Loan Trustee, promptly correct any defect, error or omission which may at any time hereafter be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof and, at the request and cost of the Lessee, the Lessor shall promptly correct any defect, error or omission which may at any time be discovered in the contents of this Lease or in the execution, acknowledgment or delivery hereof. Without limiting any of the foregoing, the Lessee will cooperate fully with the Lessor and the Loan Trustee for obtaining the deregistration of the Aircraft and any required export licenses, when requested by the Loan Trustee upon any return of the Aircraft required hereunder.

Section 16.         Quiet Enjoyment. Notwithstanding anything contained herein to the contrary, the Lessor agrees and covenants that, unless a Lease Event of Default shall have occurred and be continuing, it will not take, and it will not permit any Person claiming through or under it to take, any action inconsistent with the Lessee’s rights under this Lease, or otherwise through its own actions or failure to observe its obligations hereunder or under any other Financing Agreement in any way interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Aircraft, Airframe or any Engine by the Lessee or any sublessee, assignee or transferee under any sublease, assignment or transfer then in effect and permitted by the terms of this Lease.

Section 17.         Notices. All notices, consents and other communications hereunder shall be given in accordance with Section 7.01 of the Participation Agreement.

Section 18.         Miscellaneous.

(a)          Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

(b)          Jurisdiction and Service of Process. Any suit, action or proceeding against any of the parties hereto with respect to the Financing Agreements or any judgment entered by any court in respect thereof may be brought in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each party hereto submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Lessee hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in such courts may be made upon the Process Agent, and the Lessee hereby irrevocably appoints the Process Agent as its true and lawful attorney-in-fact in its name, place and stead (as well as that of its respective successors and assigns) to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Lessee and the Lessor further agrees (to the extent permitted by Applicable Laws) that a final judgment against it in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, a certified or true copy of which final judgment shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Lessee or the Lessor, as the case may be, therein described. The Lessee agrees that (x) the sole responsibilities of the Process Agent shall be (i) to receive such process, (ii) to send a copy of any such process so received to the Lessee, as applicable by airmail, or overnight courier at its address set forth in Section 17, or at the last address filed in writing by it with the Process Agent and (iii) to give prompt facsimile notice of receipt thereof to the Lessee, at such address and (y) the Process Agent shall have no responsibility for the receipt or nonreceipt by the Lessee of such process. The Lessee hereby agrees to pay to the Process Agent such compensation as shall be agreed upon from time to time by it and the Process Agent for the Process Agents’ services hereunder. The Lessee hereby agrees that its submission to jurisdiction and its designation of the Process Agent is made for the express benefit of the Lessor, the Lenders, the Agent and the Loan Trustee and their respective successors, subrogees and assigns. The Lessee agrees that it will at all times continuously maintain a process agent to receive service of process in the City, County and State of New York on behalf of itself and its properties with respect to this Lease and the other relevant Financing Agreements and shall give each party hereto written notice prior to any change of address for such agent, and in the event that, for any reason, the process agent named pursuant to this Section 18(b) shall no longer serve as process agent to receive service of process on the Lessee’s behalf, the Lessee shall promptly appoint a successor Process Agent. The Lessee hereby irrevocably further consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by any party hereto by registered or certified mail, postage prepaid, to it at its address specified in Section 7.10 of the Participation Agreement. Nothing in this Section 18(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of such party or its successors, subrogees or assigns to bring any action or proceeding against the Lessee or the Lessor or any of their respective property in the courts of other jurisdictions. Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Financing Agreements brought in any of the aforesaid courts in New York and hereby further irrevocably waives any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

(c)          Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AS AGAINST THE OTHER PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE AGREEMENT OR ANY OTHER FINANCING AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO RELATING TO THE FINANCING AGREEMENTS.

(d)          Severability. Any provision of this Lease Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and shall not invalidate or render unenforceable the other provisions hereof in any jurisdiction. To the extent permitted by Applicable Laws, the parties hereto waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(e)          Immunity. Each party hereto acknowledges and agrees that the activities contemplated by the provisions of the Financing Agreements are commercial in nature rather than governmental or public and therefore acknowledges and agrees that it is not entitled to any right of immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Financing Agreements. Each such party in respect of itself and its properties and revenues, expressly and irrevocably waives any such right of immunity (including, but not limited to, any immunity from suit, from the jurisdiction of any court, from service of process, from set-off, from any execution, or attachment in aid of execution prior to judgment or otherwise or from any other legal process) or claim thereto which may now or hereafter exist (whether or not claimed) and irrevocably agrees not to assert any such right or claim in any such action or proceeding that may at any time be commenced, whether in the United States of America or otherwise.

(f)          Counterparts. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall, subject to the legend on the cover of this instrument, be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 19.         Lessor’s Right to Perform for the Lessee. If the Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, the Lessor (so long as it is wholly-owned by the Lessee or an Affiliate thereof) or the Loan Trustee may (but shall be under no obligation to) itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the proper expenses of the Lessor or the Loan Trustee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, shall be deemed Supplemental Rent, payable by the Lessee upon demand together with interest thereon at the Past Due Rate.

Section 20.         English Language Prevails. For the avoidance of doubt, the Lessor and the Lessee agree any translation of this Lease shall not apply in construing this Lease and that the English version of this Lease shall govern for all purposes.

Section 21.         Complete Agreement. Except for the other Financing Agreements, this Lease contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto.

Section 22.         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (i) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (ii) the fee estate in the Aircraft, or (iii) a beneficial interest in the Lessor.

Section 23.         Variation. Subject to Section 10 of the Indenture, this Lease shall not be varied otherwise than by an instrument in writing executed by or on behalf of the Lessor and the Lessee under hand or seal and consented to by the Loan Trustee. The Lessor agrees that it will not modify or amend any of the Financing Agreements without the prior written consent of the Lessee provided that the Lessor may modify or amend any other Financing Agreement to which it is a party after a Lease Event of Default without the prior consent of the Lessee to the extent that no new or greater obligations or liabilities will be imposed on the Lessee under any Financing Agreement to which the Lessee is a party in respect of such revised Financing Agreement the result of such modification. The Lessee agrees that it will not modify or amend any Financing Agreement to which the Lessee is a party without the prior written consent of the Lessor and the Loan Trustee.

Section 24.         Third Party Beneficiaries; Consent to Security for Lessor’s Obligations. The Lessee and the Lessor acknowledge and agree that the Loan Trustee and the Secured Parties shall be express third party beneficiaries of the terms of this Agreement and the Loan Trustee may enforce any of the provisions hereof directly in its own name. In order to secure the repayment, among other things, of the Secured Obligations, the Lessor has agreed in the Indenture, among other things, to assign to the Loan Trustee its right, title and interest in and to this Lease, including all associated rights related thereto, subject to the reservations and conditions therein set forth. The Lessee hereby consents to such assignment (and to any further assignment by Loan Trustee in connection with an exercise of its remedies under the Indenture) and acknowledges receipt of a copy of the Indenture. Until the Lien of the Indenture has been released, (a) the Lessee shall, notwithstanding anything in this Lease or the other Financing Agreements to the contrary, make all payments of Rent (including all payments of Basic Rent and Supplemental Rent) in accordance with the Indenture and such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind which the Lessee may be able to assert against the Lessor or any other Person in an action brought by any thereof on this Lease or any other Financing Agreement, (b) all rights of the Lessor with respect to this Lease (including all consent, waiver and notice rights), the Aircraft, the Airframe, any Engine or any Part thereof, to the extent set forth in and subject in each case to the exceptions set forth in the Financing Agreements, shall be exercisable by Loan Trustee (to the exclusion of the Lessor) and (c) all documents, notices, certificates and opinions of counsel sent by the Lessee to the Lessor under this Lease shall also be sent to Loan Trustee.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed by their respective duly authorized representatives as of the date first above written.

PARINA LEASING LIMITED

By:	/s/ Pilar Duarte
Name: PILAR DUARTE
Title: Authorized Signatory

LATAM AIRLINES GROUP S.A.

By:	/s/ Pilar Duarte
Name: PILAR DUARTE
Title: Authorized Signatory

[Notary stamp]

Receipt of this original counterpart No. 1 is acknowledged by:

WILMINGTON TRUST COMPANY,
not in its individual capacity,
but solely as Loan Trustee

By:	/s/ Drew H. Davis
Name: Drew H. Davis
Title: Assistant Vice President

By:	/s/ Scott Wetzel
Name: Scott Wetzel
Title: Financial Services Offier

Certain rights, title and interests of the Lessor in and to this Lease have been, or will be, assigned to and are, or will be, subject to a security interest in favor of Wilmington Trust Company (the “Loan Trustee”) as Loan Trustee for the Secured Parties. This Lease has been executed in multiple counterparts. The counterpart to be deemed the original counterpart contains a receipt therefor executed by the Loan Trustee on its signature page.

EXHIBIT I

FORM OF LEASE SUPPLEMENT NO. 1

(A representative copy of Lease Supplement No. 1 is filed as Exhibit 4.12 to the Registration Statement on Form F-4 pursuant to Instruction 2 of Item 601 of Regulation S-K.)

EXHIBIT II

FORM OF ACCEPTANCE CERTIFICATE

To: PARINA LEASING LIMITED

Date:                         , 2015

Reference is made to Lease Agreement MSN 6698 dated as of                         , 20115 (as supplemented by the Lease Supplement No. 1 dated                         , 2015, the “Lease”) between PARINA LEASING LIMITED (the “Lessor”) and LATAM Airlines Group S.A. (the “Lessee”) relating to one Airbus A321-200 aircraft with manufacturer’s serial number 6698 (as more fully described herein, the “Aircraft”) and Chilean Registration Mark CC-BEE.

Terms used in this Certificate bear the meanings given to such terms in the Lease.

1.	The Lessee confirms that as at hours (Hamburg time) on , 2015 being the Delivery Date at Hamburg, Germany the Lessor hereby delivers and leases to the Lessee under the Lease, and the Lessee hereby accepts and leases from the Lessor under the Lease, the Aircraft, which as of the date hereof consists of the following components:

i.	one (1) Airbus model A321-200 airframe bearing manufacturer’s serial number 6698 and Chilean registration mark CC-BEE;

ii.	two (2) CFM56-5B3/3 engines bearing manufacturer’s serial numbers 569903 and 569901, respectively;

iii.	all the Parts from time to time installed on the Airframe; and

iv.	the Manuals and Technical Records.

2.	The Lessee acknowledges and agrees that (A) the Aircraft is of a size, design, capacity and manufacture selected by and acceptable to the Lessee and (B) the Lessee is satisfied that the Aircraft is suitable for its purposes.

3.	This Acceptance Certificate may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

4.	This Acceptance Certificate shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

For and on behalf of

LATAM AIRLINES GROUP S.A.

By:
Name:
Title:

ANNEX A

[Definitions and Construction]

MSN 6698

PART I ANNEX A to

Participation Agreement,

Indenture and Security Agreement and

Lease Agreement

DEFINITIONS

“Acceptance Certificate” means the acceptance certificate to be entered into between the Lessee and the Lessor on the Closing Date substantially in the form of Exhibit II to the Lease.

“Act” means the Federal Aviation Act of 1958.

“Additional Insureds” has the meaning set forth in Section 10(b) of the Lease.

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a series (other than “Series A”, or “Series B”, thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement”) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Administration Agreement” means the administration agreement dated on or about the Issuance Date between the Owner, LATAM, the Subordination Agent and the Administrator as to the administration of the Owner.

“Administrator” means MaplesFS Limited.

“Affected Related Aircraft” has the meaning set forth in Section 3(e)(i) of the Lease.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person; or if such Person is a partnership, any general partner of such Person or a Person controlling such general partner and/or (ii) any other Person who would, under IFRS, be consolidated or required to be consolidated for accounting purposes with such Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount (the “additional amount”) which, when added to such base amount, and after deduction of all federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or additional amount (or the circumstances giving rise to the payment of the base amount or the additional amount), shall net such payee the full amount of such base amount.

“Agreement” and “Participation Agreement” mean that certain Participation Agreement (6698), dated on or before the Closing Date, among LATAM, the Owner,

WTC, the Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means one (1) new Airbus model A321-200 aircraft comprising the Airframe together with the two (2) new CFM56-5B3/3 Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7(j) or 9(b) of the Lease), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft.

“Aircraft Security Documents” means the Note Guarantee, the Local Mortgage, the Assignment of Insurances, any Subordination Acknowledgment, the Lessee Power of Attorney and the Lessor Power of Attorney and the Warranty Assignments.

“Airframe” means (a) the Airbus model A321-200 airframe further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture (except the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines) and (b) and any and all Parts, whether or not the same shall be incorporated or installed in or attached to the Airframe so long as title thereto shall remain vested in the Owner in accordance with the terms of Section 8(a) of the Lease, together with the Manuals and Technical Records therefor.

“Airframe Warranties Agreement” means the airframe warranties agreement dated as of the Closing Date among the Lessee, the Lessor, the Loan Trustee and the Manufacturer in respect of the Airframe, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Airworthiness Directive” means any requirement for the inspection, repair or modification of the Aircraft, any Engine or any Part as issued by the Aviation Authority.

“Applicable Laws” means, with respect to any Person or property (including the Aircraft and any Collateral), all applicable laws, treaties, conventions, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any Government Body in any relevant jurisdiction, in each case applicable to such Person or property (including the Aircraft and any Collateral).

“Approved Maintenance Facility” has the meaning set forth in Section 7(c)(i) of the Lease.

“Approved Maintenance Program” has the meaning set forth in Section 7(c)(i) of the Lease.

“Assignment of Insurances” means the Assignment of Insurances dated as of the Closing Date between LATAM and the Loan Trustee substantially in the form of Exhibit to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Aviation Authority” means (i) the Dirección General de Aeronáutica Civil of Chile and any successor organization and each other Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in Chile, or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is re-registered in accordance with Section 7(b) of the Lease, such Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the applicable Permitted Jurisdiction.

“Bankruptcy Law” means any domestic or foreign bankruptcy, insolvency, receivership or similar law.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of May 29, 2015, between LATAM and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Basic Rent” has the meaning set forth in Section 3(b)(i) of the Lease.

“Basic Rent Payment Date” means, in respect of the Basic Rent, (x) the first Payment Date occurring after the Closing Date and (y) each of the successive Payment Dates thereafter (or, in each case, if any such day is not a Business Day, the next succeeding Business Day).

“Bill of Sale” means the bill of sale for the Aircraft executed by the Manufacturer in favor of the Owner dated the date on which the Aircraft is delivered to the Owner and pursuant to which the Owner obtained title to such Aircraft, substantially in the form set out in Schedule 1 (Bill of Sale) to the Purchase Agreement Assignment.

“Brazil” shall mean the Federal Republic of Brazil.

“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks are required or authorized to close in New York, New York, Santiago, Chile, Wilmington, Delaware, or, if different from the foregoing, the city in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its corporate trust office or receives and disburses funds.

“Call Option Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Certificate of Airworthiness” means with respect to the Aircraft, the certificate of airworthiness issued by the Aviation Authority.

“Certificate of Registration” means, with respect to the Aircraft, the certificate of aircraft registration issued by the Aviation Authority.

“Certificate Purchase Agreement” means, as applicable, that certain Purchase Agreement, dated as of May 14, 2015, among LATAM, the Owner, each Related Owner and Citigroup Global Markets Inc., as representative of the initial purchasers named therein, and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Change in Law” means, in each case after the date of the Indenture or as otherwise specified in any relevant Financing Agreements, any implementation, introduction, abolition, withdrawal or variation of any Applicable Law, regulation, published practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by any Government Body (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) or any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, local, federal, international, national, fiscal or other competent authority or compliance with any new or different request or direction (in either case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) from any Government Body.

“Charter” shall mean any contractual agreement (other than a contractual agreement with respect to a regularly scheduled flight of the Lessee) entered into by the Lessee with any Person other than an air carrier for the use (but not operation) of the Aircraft or any Part thereof.

“Chile” shall mean the Republic of Chile.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the LATAM Pass Through Trust 2015- 1A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1A, dated as of the Issuance Date, between LATAM and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means the LATAM Pass Through Trust 2015- 1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1B, dated as of the Issuance Date, between LATAM, and WTC, as Class B Trustee.

“Class B Trustee” means the trustee for the Class B Pass Through Trust.

“Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Financing Agreements.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all or part of the property subject to the Liens created by the Indenture or any Security Document, as the context may require.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance) and as such rate may be changed from time to time for such period(s), and in such amounts and circumstances, as provided in Section 2(d) of the relevant Registration Rights Agreement, and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Default” means a Lease Event of Default or an event or a condition that, with the giving of notice or lapse of time or both, would become a Lease Event of Default.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Indenture Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Indenture Event of Default other than an Indenture Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the Owner a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture.

“Delivery” shall mean the time when the Owner (through the Lessee, if applicable) shall accept delivery of the Aircraft from the Manufacturer pursuant to the terms of the Purchase Agreement.

“Delivery Date” shall mean the date on which the Delivery of the Aircraft occurs under the applicable Purchase Agreement, which for the avoidance of doubt, shall be the same as the “Closing Date”.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the applicable Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Owner.

“Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, Natixis, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Directors Services Agreement” means the director services agreement dated on or about the Issuance Date among the Administrator, the Owner and the Subordination Agent.

“Dollars” “US Dollars”, “U.S.$”, “US$” and “$” mean immediately available and freely transferable lawful currency of the United States of America.

“Dry Lease” means any lease of the Aircraft (other than a Wet Lease).

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Owner, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating of at least A2 (or its equivalent) from Moody’s and A (or its equivalent) from S&P.

“Engine” means (a) each of the two CFM International, Inc. engines (generic manufacturer and model CFM56-5B3/3) listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine; in each case whether or not such engine or Replacement Engine at any time is installed on the Aircraft or is installed on any other aircraft or airframe, so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 7(e) of the Lease, together with the Manual and Technical Records therefor; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture and the Aircraft Security Documents, such replaced Engine shall cease to be an Engine under the Indenture and the Aircraft Security Documents.

“Engine Agreement” means the CFM General Terms Agreement No. CFM-1- 2377460475 dated 17 December 2010 between the Engine Manufacturer CFM International, Inc. and the Lessee, but solely to the extent such General Terms Agreement relates to the Engines, as amended, modified or supplemented from time to time, including all letter agreements thereto;

“Engine Manufacturer” means CFM International, Inc..

“Engine Warranties Agreement” means the Engine Warranties Agreement dated as of the Closing Date among the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit M-2 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreement, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent, Citigroup Global Markets Inc., as representative of the applicable Initial Purchasers, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust; provided that, for purposes of any obligation of the Owner, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Owner.

“Event of Loss” means, with respect to the Aircraft, the Airframe or any Engine, any of the following events: (i) the destruction of or damage to such property that renders repair uneconomic or that renders such property permanently unfit for normal use; (ii) any damage or loss to or other circumstance in respect of such property that results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive, compromised or arranged total loss; (iii) the confiscation or nationalization of, or requisition of title to such property by any Government Body; (iv) the theft, hijacking or disappearance of such property that shall have resulted in the loss of possession of such property by the Lessee (or a Permitted Sublessee) for a period in excess of sixty (60) days; (v) grounding of the Aircraft or other prohibition on the operation or use of the Aircraft in the normal course of Lessee’s business for a period of one hundred twenty (120) consecutive days due to action by a Government Body; or (vi) the seizure of, sequestration of, condemnation, confiscation or taking of, or requisition for use of, such property by any Government Body that shall have resulted in the loss of possession of such property by the Lessee (or Permitted Sublessee) and such requisition for use shall have continued beyond the earlier of (A) sixty (60) days and (B) the date of receipt of insurance or condemnation proceeds with respect thereto. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss shall be deemed to have occurred:

(a)          in the case of an actual total loss, at 12:00 midnight (New York time) on the actual date the Aircraft was lost or, if such date is not known, 12:00 midnight (New York time) on the day on which the Aircraft was last heard from;

(b)          in the case of any of the events described in paragraph (i) of the definition of Event of Loss above (other than an actual total loss), upon the date of occurrence of such destruction, damage or rendering unfit;

(c)          in the case of any of the events described in paragraph (ii) of the definition of Event of Loss above (other than an actual total loss), the date and time at which either a total loss is subsequently admitted by the insurers or a competent court or arbitration tribunal issues a judgment to the effect that a total loss has occurred;

(d)          in the case of any of the events referred to in paragraph (iii) of the definition of Event of Loss above, upon the occurrence thereof; and

(e)          in the case of any of the events referred to in paragraphs (iv), (v) and (vi) of the definition of Event of Loss above, upon the expiration of the period of time specified therein.

“Expenses” means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, reasonable costs, reasonable expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

“FAA” means the Federal Aviation Administration of the United States of America and any successor Government Body or other Person who shall from time to time be vested with the control and supervision of, or have jurisdiction over, the registration, airworthiness and operation of aircraft or other matters relating to civil aviation in the United States of America.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

“Final Maturity Date” means, with respect to each Equipment Note, the final scheduled Payment Date applicable to such Equipment Note (or if such day is not a Business Day, the next succeeding Business Day).

“Financial Indebtedness” of any Person shall mean, on any date, all indebtedness of such Person as of such date, and shall include the following: (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services other than in the ordinary course of business; (iv) all obligations of such Person under finance or capital leases which would be shown as an obligation in a balance sheet prepared in accordance with IFRS; (v) all indebtedness of others in respect of obligations referred to in (i) to (iv) above, guaranteed in any manner, directly or indirectly, by such Person and (vi) all net reimbursement obligations of such Person in respect of letters of credit, foreign currency sale agreements and bankers’ acceptances, except such as are obtained by such Person to secure performance of obligations (other than for borrowed money or similar obligations). Notwithstanding the foregoing, intercompany debt and trade payables incurred in the ordinary course of business shall not constitute “Financial Indebtedness”.

“Financing Agreements” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Lease, the Aircraft Security Documents, the Manufacturer’s Consent and the Equipment Notes.

“Government” means the government of any of Canada, Cayman Islands, Chile, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Government Body” means (whether having a distinct legal personality or not) any nation or government, any state or other political subdivision thereof or local jurisdiction therein, any agency, authority, instrumentality, board commission, department, division, organ, regulatory body, court, central bank or other entity, however constituted, exercising executive, legislative, judicial, taxing, regulatory, supervisory or administrative functions of or pertaining to government, any securities exchange and any self regulatory organization.

“Government of Registry” shall mean Chile or any Permitted Jurisdiction in which the Aircraft is registered as permitted under Section 7(b) of the Lease and any agency or instrumentality thereof.

“Guarantor” means each Related Owner under the Note Guarantee.

“IFRS” shall mean the International Financial Reporting Standards.

“Indemnitee” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Indenture” means that certain Indenture and Security Agreement (6698), dated as of the Closing Date, between the Owner and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent, and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft and any Replacement Engine included in the property subject to the Lien of the Indenture.

“Independent Director” means one of the directors of the Owner, who shall be a Person who, at any time during his/her/its tenure as director or during the five years preceding his/her/its appointment as director (i) does not have and is not committed to acquire any direct or indirect financial, legal or beneficial interest in the Owner or LATAM and is not a creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of the Owner or LATAM; (ii) is not connected with the Owner, LATAM or any creditor, supplier, family member, manager, contractor, shareholder, director, officer, employee, subsidiary or Affiliate of LATAM; (iii) is not, and has not been on the board of directors of and does not control (directly, indirectly or otherwise) LATAM or any of its Affiliates (except in the capacity of independent director of LATAM), and provided that, for the avoidance of doubt, any director provided to the Owner by MaplesFS Limited or any of its Affiliates from time to time pursuant to the terms of the Administration Agreement, Directors Services Agreement or any other services agreement with such entity shall be an Independent Director for the purposes of this definition and the Articles of Association of the Owner, and provided further that for the avoidance of doubt, in circumstances where two or more directors are provided by Maples FS Limited or any of its Affiliates from time to time under the Administration Agreement, Directors Services Agreement or any other services agreement with such entity, then MaplesFS Directors Limited shall be an Independent Director for the purposes of this definition.

“Initial Purchaser” means, as applicable, each of the initial purchasers identified as such in the Certificate Purchase Agreement.

“Initial Basic Rent Installment” shall mean the amount designated therefor in the Lease Supplement delivered on the Delivery Date.

“Insolvency” or “Liquidation Proceeding” means (i) a voluntary proceeding under any Bankruptcy Law with respect to the Owner or the Lessee; (ii) a voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Owner or the Lessee or for a substantial part of the property of the assets of the Owner or the Lessee; (iii) any voluntary or involuntary winding up or liquidation of the Owner or the Lessee; or (iv) a general assignment for the benefit of creditors of the Owner or the Lessee.

“Insurance Proceeds” means any and all proceeds realized from the Insurances (other than third party liability insurances).

“Insurances” has the meaning given to such term in Section 10(a) of the Lease.

“Interchange Counterparty” has the meaning set forth in Section 7(e)(v) of the Lease Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of LATAM or the Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by LATAM.

“Interest Rate” means, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

“Issuance Date” means May 29, 2015.

“LATAM” has the meaning set forth in the first paragraph of the Participation Agreement.

“Lease” or “Lease Agreement” means the Lease Agreement MSN 6698 dated as of the Closing Date between the Owner, as lessor, and LATAM, as lessee, substantially

A-14 in the form of Exhibit F to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including as supplemented by the Lease Supplement.

“Lease Event of Default” means any “Lease Event of Default” as defined under the Lease.

“Lease Supplement” means the Lease Supplement substantially in the form of Exhibit I to the Lease, which shall particularly describe the Aircraft subject to the Lease.

“Leasing Affiliate” means a subsidiary of the Lessee or any other Person controlled by the Lessee, in each case that is, if the relevant Person is the operator or proposed operator of the Aircraft, a commercial air carrier possessing at all times while the Aircraft is operated by such person, all necessary authorizations (including, without limitation, those required to operate the Aircraft), consents and licenses; provided that in no event shall any Person be a Leasing Affiliate if such Person is, at the time of the proposed entry into of any sublease or interchange: (i) insolvent, or (ii) located in a country subject to EU or UN sanctions. For the purposes of this definition, the Lessee shall be deemed to “control” another Person if:

(a)          Lessee possesses, directly or indirectly, the power to direct the management or policies of such other Person whether through:

(i)          the ownership of voting rights;

(ii)         control of the board (including control of its composition) of the other Person;

(iii)        indirect control of (i) and (ii); or

(b)          such other Person would, under relevant accounting principles, be consolidated or required to be consolidated for accounting purposes with the Lessee.

“Lessee” has the meaning set forth in the first sentence of the Participation Agreement.

“Lessee Bankruptcy Event” means the occurrence and continuation of a Lease Event of Default under any of clauses 13(g), (h), (i), (j) or (k) of the Lease.

“Lessee Power of Attorney” means each power of attorney executed by the Lessee in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lessor” means the Owner as lessor under the Lease.

“Lessor Parent” means the owner from time to time of the issued share capital of the Lessor, being:

(a)          as at the date of this Lease Agreement, the Lessee; or

(b)          subject to paragraph (c) below and at any time following the exercise by the Lessee of its option under the Put Option Agreement with respect to the Lessor to transfer, or procure the transfer of, its holding of the issued share capital of the Lessor (which option may only be exercised once), the person nominated as the transferee of such holding of the issued share capital of the Lessor; or

(c)          at any time following the exercise of the option under the Call Option Agreement with respect to the Lessor by the Subordination Agent (in the capacity therein described) pursuant to its terms, the Subordination Agent (in the capacity therein described) or its nominee.

“Lessor Power of Attorney” means each power of attorney executed by the Owner in favor of the Loan Trustee in connection with the repossession, re-export and deregistration of each Aircraft in form and substance satisfactory to the Loan Trustee.

“Lien” means as applied to the property or assets (or the income or profits therefrom) of any Person (in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise), any lien, mortgage, hypothec, encumbrance, pledge, attachment, levy, charge, lease, encumbrance, right of seizure or detention, inscription on a public record, claim, prior claim, right of others or security interest of any kind, including any thereof arising under any conditional sale or other title retention agreement and any agreement to give any thereof in respect of any property or assets of such Person, or upon the income or profits therefrom.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Financing Agreements or the Pass Through Documents, (iii) claims against WTC or the Loan Trustee relating to Taxes or claims for Expenses that are excluded from the indemnification provided by Section 4.03 or 4.04 of the Participation Agreement pursuant to said Section 4.03 or 4.04 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Financing Agreements or the Pass Through Documents, except while an Indenture Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Local Mortgage” means (i) the Chilean law aircraft mortgage dated on or about the date of the Delivery granted by the Lessor in favor of the Loan Trustee, substantially in the form of Exhibit D to the Note Purchase Agreement or (ii) if the Aircraft is subleased to, or operated by, a Permitted Sublessee and is registered in accordance with Section 7(b) of the Lease, an aircraft mortgage governed by the laws of the applicable Permitted Jurisdiction granted by the Lessor in favor of the Loan Trustee dated on or about the date of such sublease, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” means the earlier of (i) the date on which the Lessee, the Owner or the Loan Trustee received the insurance proceeds pursuant to Section 10 of the Lease and (ii) sixty (60) days after the occurrence of an Event of Loss.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by LATAM, the Owner or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Owner as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by LATAM, the Owner or an Affiliate thereof or a Pass Through Trustee is otherwise under the control of LATAM, the Owner or such Affiliate (unless all Equipment Notes then outstanding are held by LATAM, the Owner or any Affiliate thereof, or any combination thereof, including the Pass Through Trustees which are considered Affiliates of LATAM or the Owner pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by LATAM), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture, as, in the case of any Additional Series of Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance.

“Manuals and Technical Records” means, with respect to the Aircraft or any Engine, all logs, logbooks, manuals and data, and inspection, modification and overhaul records (including all job cards) and other records required to be maintained under applicable rules and regulations of the Aviation Authority and if any of the same are not in the English language, certified English translations thereof.

“Manufacturer” means Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France.

“Material Adverse Effect” means, in relation to any Person, as the context may require, (a) a material adverse effect upon the business, operations or condition (financial or otherwise) of such Person or upon the ability of such Person to perform its obligations under the Financing Agreements, (b) a material adverse effect on the validity or enforceability of any of the Financing Agreements, (c) a material adverse effect on the rights or remedies of any Secured Party under any of the Financing Agreements or of the Owner or any Secured Party under any manufacturer’s warranty with respect to the Aircraft or any Engine or (d) any event or circumstance which adversely affects the Airframe or any Engine or such Person’s interest therein or involves any risk of the sale, seizure, detention or forfeiture of the Airframe or any Engine or any other part of the Aircraft.

“Moody’s” means Moody’s Investors Service, Inc.

“Note Guarantee” means the Note Guarantee dated as of the Closing Date and issued by each Related Owner for the benefit of the Loan Trustee, substantially in the form of Exhibit O to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Note Value” shall mean, as of any particular date of computation, an amount calculated in accordance with Schedule 2 to the Lease Supplement.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Financing Agreements or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Financing Agreements or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among LATAM, the Owner, each Related Owner, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Notice of Assignment of Insurances” means, with respect to the Assignment of Insurances, each notice of assignment of insurances from the Lessee and the Loan Trustee to the insurer on or about the date of the Indenture substantially in the form of Exhibit A to the Assignment of Insurances.

“NY UCC” means UCC as in effect in the State of New York.

“Obligors” means each of the Lessor Parent, the Owner, the Lessee and the Guarantors and “Obligor”” means the Lessor Parent, the Owner, the Lessee or any Guarantor, as the context may require.

“Operative Agreements” has the meaning set forth in Annex A to the Note Purchase Agreement.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Financing Agreements or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Financing Agreements or the Pass Through Documents.

“Owner” means Parina Leasing Limited, an exempted company with limited liability incorporated in the Cayman Islands.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means with respect to the Airframe or any Engine, all appliances, components, parts, instruments (including avionics), appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines, or engines), that may from time to time be incorporated or installed in or attached to the Airframe or any Engine or removed from the Airframe or such Engine so long as the Lessor’s interest therein shall continue and any Replacement Part which may from time to time be substituted for a Part.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Financing Agreements.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Financing Agreement to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

“Payment Date” means, for any Equipment Note, each February 15th, May 15th, August 15th and November 15th, commencing with May 15th 2016.

“Payment Default” means the occurrence of an event that would give rise to an Indenture Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof having maturities no later than 365 days following the date of such investment; (b) obligations fully guaranteed by the United States having maturities no later than 365 days following the date of such investment; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2 by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c), having maturities no later than 365 days following the date of such investment; (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to the highest (in case of Moody’s) or either of the two highest (in case of S&P) ratings assigned by such organization, having maturities no later than 365 days following the date of such investment; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below, having maturities no later than 365 days following the date of such investment; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by S&P or A2, its equivalent or better issued by Moody’s (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States), having maturities no later than 365 days following the date of such investment; (i) Canadian Treasury Bills fully hedged to Dollars having maturities no later than 365 days following the date of such investment; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; and (k) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Jurisdiction” shall mean any jurisdiction listed in Annex B to the Lease.

“Permitted Lien” means (i) the respective rights of each of the parties to the Financing Agreements as provided in the Financing Agreements; (ii) the rights of the Lessee and other Persons under leases and other agreements and arrangements to the extent permitted by the terms of Sections 7 and 8 of the Lease; (iii) Liens for fees or charges of any airport or air navigation authority not yet due and payable by the Owner or the Lessee or which are being contested in good faith, on reasonable grounds and by appropriate proceedings so long as such Liens do not involve any material risk of the sale, seizure, forfeiture, detention or loss of the Aircraft, any Part thereof, title thereto, or any interest therein or the use thereof (any of which a “Lien Loss”); (iv) Liens for Taxes payable by the Owner or the Lessee either not yet overdue or being contested in good faith by appropriate proceedings that do not involve any material risk of Lien Loss and that do not involve any potential for criminal liability, and in the case of such proceedings so long as adequate reserves are maintained in respect of such Taxes in accordance with applicable accounting principles; (v) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like Liens on the Aircraft, the Airframe or any Engine arising in the ordinary course of business of the Lessee for amounts the payment of which is either not yet due or which are being contested in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as adequate reserves are maintained by the Lessee in respect of such amounts in accordance with applicable accounting principles; (vi) Liens arising out of judgments or awards against the Owner or the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings that do not involve any material likelihood of Lien Loss and in the case of such proceedings so long as an adequate bond to stay enforcement is in effect, and (vii) salvage or similar rights of insurers under insurance policies maintained pursuant to and in accordance with Section 10 of the Lease.

“Permitted Owner Lien” has the meaning set forth in Section 7.01 of the Indenture.

“Permitted Sublessee” has the meaning set forth in Section 7(e)(v) of the Lease.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreements” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

“Post-Delivery Authorizations and Filings” means, with respect to a Brazilian Aircraft, the authorizations and filings set out in Section 3.01(u)(iv)(A)–(H) of the Participation Agreement.

“Powers of Attorney” means collectively, the Lessee Power of Attorney and the Lessor Power of Attorney.

“Process Agent” means the Process Agent set forth on Schedule IV to the Note Purchase Agreement.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Purchase Agreement Assignment” means (i) the Purchase Agreement Assignment dated as of the Closing Date between the Lessee and the Owner substantially in the form of Exhibit K-2 to the Note Purchase Agreement and (ii) the Airframe Warranties Agreement dated as of the Closing Date among Airbus S.A.S, the Owner, LATAM and the Loan Trustee, substantially in the form of Exhibit L-1 to the Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Put Option Agreements” has the meaning set forth in Section 1.01 the Intercreditor Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Reinsurances” shall mean any and all contracts or policies of reinsurance maintained by the Owner (or the Lessee) in respect of the Aircraft pursuant to Section 10 of the Lease.

“Related Additional Series Equipment Note” means, with respect to any particular series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” such terms are defined in such Related Indenture.

“Related Aircraft” means each of the eleven (11) Airbus A321-200 aircraft, two (2) Airbus A350-900 aircraft, and four (4) Boeing 787-9 aircraft referred to in Note Purchase Agreement, excluding the Aircraft, or any of them.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Lease” means each lease agreement in effect from time to time with respect to a Related Aircraft, or any of them.

“Related Lease Event of Default” means a “Lease Event of Default” under (and as defined in) any Related Lease.

“Related Lessor” means each “Lessor” as described in a Related Lease.

“Related Indemnitee Group” has the meaning specified in Section 4.03(a) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Event of Default” means any “Indenture Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Obligors” means the “Obligors” as defined in each Related Lease, or any of them, and “Related Obligor” means any of them, as the context may require.

“Related Owner” means each “Owner” as described in a Related Indenture.

“Related Participation Agreement” means any “Participation Agreement” as defined in a Related Lease, or, collectively, each of them.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Financing Agreements” (as defined in each Related Indenture).

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B

Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Rent” shall mean collectively, Basic Rent and Supplemental Rent.

“Replacement Engine” means a CFM56-5B3/3 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant the terms thereof and Section 7(j) or 9(b) of the Lease, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Reserved Matters” means the following:

(a)          amalgamation, consolidation or merger of the Owner with or into any other entity;

(b)          submission to the Registrar of Companies in and for the Cayman Islands of an application to strike from the Register of Companies pursuant to Section 156 of the Companies Law (2013 Revision) of the Cayman Islands);

(c)          sale of any assets of the Owner (other than the disposition of any engine or aircraft or part thereof that is permitted under the Operative Agreements);

(d)          discontinuance of the Owner under the Statute and continuance in a jurisdiction outside the Cayman Islands;

(e)          institution of any proceeding by the Owner, in relation to itself, seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property;

“Secured Parties” shall mean, collectively, the Loan Trustee, each Pass Through Trustee, the Subordination Agent, each Liquidity Provider and each Noteholder (but shall not include the holder of any Pass Through Certificate) and “Secured Party” shall mean any of them.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Security Documents” means the Pledge Agreements, the Call Option Agreement, the Indenture and the Aircraft Security Documents.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes, or any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Service Bulletin” shall mean any document issued by the Manufacturer or the Engine Manufacturer recommending an improvement, inspection, repair or modification to the Aircraft, Airframe, any Engine or any Part.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Sublease” means any sublease permitted by the terms of Section 7(e)(v) of the Lease.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

“Subordination Acknowledgment” shall mean a subordination acknowledgment with respect to the rights of any Permitted Sublessee in relation to the Aircraft under any Permitted Sublease entered into, or to be entered into, by such Permitted Sublessee substantially in the form of Exhibit N to the Note Purchase Agreement.

“Supplemental Rent” shall mean any and all amounts, liabilities and obligations (excluding Basic Rent) that the Lessee assumes or agrees to pay to the Owner or any other Person under the Lease, the Participation Agreement or any other Financing Agreement and (without duplication) any amount payable by the Owner under the terms of the Indenture and the Financing Agreements (including any amounts payable in respect of amounts contemplated in Sections 4.03, 4.04 and 4.08 of the Participation Agreement and including interest on the Equipment Notes calculated at the Past Due Rate).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Tax Indemnitee” means (a) the Owner, (b) WTC, WTNA, and the Loan Trustee, (c) each separate or additional trustee appointed pursuant to the Indenture, (d) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (e) so long as it is the holder of any Equipment Notes, each Pass Through Trustee (as Pass Through Trustee under each of the Pass Through Trust Agreements), (f) each Liquidity Provider, (g) each Noteholder, (h) the Escrow Agent, (i) the Paying Agent and (j) the respective successors, assigns, agents and servants of the foregoing. No holder of a Pass Through Certificate in its capacity as such holder shall be a Tax Indemnitee.

“Taxing Authority” means (a) any federal, provincial, state or local government or other taxing authority in the United States or Chile, (b) any other government or any political subdivision or taxing authority, (c) any international taxing authority or (d) any territory or possession of the United States or any taxing authority thereof.

“Term” means (i) the period commencing on the Closing Date to and including the final scheduled Basic Rent Payment Date, or (ii) such shorter period that may result from any earlier termination in respect of the Lease in accordance with the terms of the Lease.

“Transfer” means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Additional Series Pass Through Certificates, (b) the issuance of such Additional Series Pass Through Certificates representing fractional undivided interests in the Additional Series Pass Through Trust is authorized and (c) the terms of such Additional Series Pass Through Certificates are established.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“United States”, “U.S.” or “US” means the United States of America.

“Warranty Assignments” means, collectively, the Purchase Agreement Assignment and the Engine Warranties Agreement.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Owner and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.

“Wet Lease” means any arrangement whereby the Owner agrees to furnish the Airframe and the Engines or engines installed thereon to an air carrier and pursuant to which the Airframe and the Engines or engines (i) shall be operated solely by cockpit crew provided by the Owner possessing all current certificates and licenses required by Applicable Laws, (ii) shall be maintained by the Lessee in accordance with the normal maintenance provisions of the Lease, (iii) shall continue to be insured by the Lessee in accordance with the terms of the Lease, and (iv) shall not be subject to any change in its state of registration.

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

“WTNA” means Wilmington Trust, National Association, a national banking association in its individual capacity.

ANNEX B

LIST OF PERMITTED COUNTRIES

Argentina	Luxembourg
Australia	Malaysia
Austria	Malta
Bahamas	Mexico
Barbados	Monaco
Belgium	Morocco
Bermuda Islands	The Netherlands
Bolivia	Netherlands Antilles
Brazil	New Zealand
British Virgin Islands	Norway
Canada	Panama
Cayman Islands	Paraguay
Chile	People’s Republic of China
Colombia	Peru
Czech Republic	Philippines
Denmark	Poland
Ecuador	Portugal
Egypt	Republic of China (Taiwan)
Finland	Russia
France	Singapore
Germany	South Africa
Greece	South Korea
Guatemala	Spain
Hong Kong	Sweden
Hungary	Switzerland
Iceland	Thailand
India	Trinidad and Tobago
Indonesia	Turkey
Ireland	United Kingdom
Italy	United States of America
Jamaica	Uruguay
Japan
Jordan
Kuwait
Liechtenstein